                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             M.D.C. HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[M.D.C. HOLDINGS LOGO]

                             M.D.C. HOLDINGS, INC.
                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                                 MARCH 31, 2001

To Our Shareowners:

     You are invited to attend the 2001 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") to be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Monday, May 21, 2001, at 8:00 a.m., Denver time.

     Following this letter is the formal notice of the Meeting and a proxy statement describing the matters to be acted upon at the Meeting. Shareowners also are entitled to vote on any other matters which properly come before the Meeting.

     While some of our shareowners have exercised their right to vote their shares in person, we recognize that many of you are unable to attend the Meeting. Accordingly, enclosed is a proxy card that enables shareowners to vote their shares on the matters to be considered at the Meeting, even if they are unable to attend. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card and return it to the Company in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your vote on the proxy card, but need only sign, date and return it in the enclosed postage-paid envelope.

     WHETHER YOU OWN FEW OR MANY SHARES OF STOCK, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY ATTENDING IN PERSON OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

                                            Sincerely,

                                            /s/ Larry A. Mizel
                                            Larry A. Mizel
                                            Chairman of the Board

[M.D.C. HOLDINGS LOGO]

                             M.D.C. HOLDINGS, INC.
                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

                             ---------------------

To Our Shareowners:

     The 2001 Annual Meeting of Shareowners (the "Meeting") of M.D.C. Holdings, Inc. (the "Company") will be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Monday, May 21, 2001, at 8:00 a.m., Denver time, to consider and act upon the following matters:

          1. the election of Herbert T. Buchwald and Larry A. Mizel, two Class I Directors, for three-year terms expiring in 2004;

          2. approval of the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan;

          3. approval of the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors;

          4. such other business as properly may come before the Meeting and any postponements or adjournments thereof.

     Only shareowners of record at the close of business on March 26, 2001, the record date, will be entitled to vote at the Meeting.

     Management and the Board of Directors desire to have maximum representation at the Meeting and respectfully request that you date, execute and timely return the enclosed proxy in the postage-paid envelope provided.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            /s/ Daniel S. Japha
                                            Daniel S. Japha
                                            Secretary

March 31, 2001

                             M.D.C. HOLDINGS, INC.
                     3600 SOUTH YOSEMITE STREET, SUITE 900
                             DENVER, COLORADO 80237

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREOWNERS

                                  MAY 21, 2001

                             ---------------------

To Our Shareowners:

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of M.D.C. Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareowners of the Company (the "Meeting") to be held at 3600 South Yosemite Street, Lower Level Conference Room, Denver, Colorado, on Monday, MAY 21, 2001, at 8:00 a.m., Denver time, and any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting, collectively referred to as the "Proxy Materials," are first being sent to shareowners on or about March 31, 2001.

                              GENERAL INFORMATION

SOLICITATION

     The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to solicitations by mail, solicitations may be made by personal interview, telephone and telegram by directors, officers and regular employees of the Company. No compensation will be paid for the solicitation of proxies, although the Company will reimburse bankers, brokers and others holding shares in their names or in the names of nominees or otherwise for reasonable out-of-pocket expenses incurred in sending the Proxy Materials to the beneficial owners of such shares.

VOTING RIGHTS

     Holders of shares of the Company's common stock, $.01 par value (the "Common Stock") at the close of business on March 26, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. As of March 1, 2001, approximately 23,681,000 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding constitutes a quorum for transacting business at the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Meeting.

VOTING PROXIES

     Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as Directors of the nominees named in this Proxy Statement and FOR the proposals to approve the M.D.C. Holdings, Inc. 2001 Employee Equity Incentive Plan (the "2001 Employee Plan") and the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors (the "2001 Directors Plan"). Abstentions and broker non-votes (proxies that do not indicate that brokers or nominees have received instructions from the beneficial owner of shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the total number of votes cast on proposals presented to shareowners, whereas broker non-votes are not counted for purposes of determining the total number of votes cast.

     Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are properly presented to the shareowners for action at the Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

     The giving of the enclosed proxy does not preclude the right of a shareowner to vote in person. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to the Secretary of the Company, by presenting to the Company a later-dated proxy card executed by the person executing the prior proxy card or by attending the Meeting and voting in person.

ANNUAL REPORT

     The Company's 2000 Annual Report to Shareowners, including the Company's 2000 audited financial statements (the "Annual Report"), is enclosed with these Proxy Materials. The 2000 Annual Report is not incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for three classes of Directors with staggered terms of office, to be divided as equally as possible. Nominees of each class serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.

     The Board of Directors currently consists of six members, including two Class I Directors whose terms expire in 2001, two Class II Directors whose terms expire in 2002 and two Class III Directors whose terms expire in 2003. At the Meeting, two Class I Directors are to be elected to three-year terms expiring in 2004. The nominees for the Class I Directors are Messrs. Herbert T. Buchwald and Larry A. Mizel. Both nominees presently serve on the Board of Directors of the Company.

     Unless otherwise specified, the enclosed proxy card will be voted FOR the election of Messrs. Buchwald and Mizel. Management and the Board of Directors are not aware of any reasons which would cause Messrs. Buchwald or Mizel to be unavailable to serve as Directors. If Messrs. Buchwald or Mizel become unavailable for election, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

     The affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Meeting will be required for election to the Board of Directors. The Board of Directors recommends a vote FOR the election of Messrs. Buchwald and Mizel as Directors.

     Certain information, as of March 1, 2001, with respect to Messrs. Buchwald and Mizel, the nominees for election, and the continuing Directors of the Company, furnished in part by each such person, appears below:

                                                                                SHARES BENEFICIALLY
                                       POSITIONS AND OFFICES WITH THE COMPANY     OWNED AS OF THE     PERCENTAGE
NAME                             AGE      AND OTHER PRINCIPAL OCCUPATIONS        RECORD DATE(1)(2)    OF CLASS(3)
----                             ---   --------------------------------------   -------------------   -----------
NOMINEES:

                                                     CLASS I
                                              TERMS EXPIRE IN 2001

Herbert T. Buchwald              70    Principal in the law firm of Herbert
                                         T. Buchwald, P.A. and President and
                                         Chairman of the Board of Directors
                                         of BPR Management Corporation.....             37,648                 *
Larry A. Mizel                   58    Chairman of the Board of Directors and
                                         Chief Executive Officer of the
                                         Company...........................          5,293,162(4)          22.1%

CONTINUING DIRECTORS:
                                                    CLASS II
                                              TERMS EXPIRE IN 2002

Gilbert Goldstein                82    Principal in the law firm of Gilbert
                                         Goldstein, P.C....................             55,000                 *
William B. Kemper                64    Private real estate investor........                -0-                 *

                                                    CLASS III
                                              TERMS EXPIRE IN 2003

Steven J. Borick                 48    Director and Executive Vice President
                                         of Superior Industries
                                         International, Inc., President of
                                         Texakota, Inc. and a General Partner
                                         in Texakota Oil Company...........                550                 *
David D. Mandarich               53    President and Chief Operating Officer
                                         of the Company....................          2,027,194(5)           8.5%

---------------

 *  Represents less than one percent of the outstanding shares of Common Stock.

(1) Includes, where applicable, shares of Common Stock owned by such person's minor children and spouse and by other related individuals or entities over whose shares such person has custody.

(2) Includes the following shares of Common Stock that such persons have the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $6.36 to $16.94 per share: Gilbert Goldstein 55,000; William B. Kemper -- 0; Steven J. Borick -- 0; Herbert T.
    Buchwald -- 27,500; Larry A. Mizel -- 343,750; and David D.
    Mandarich -- 398,750.

(3) The percentage shown is based on the number of shares of Common Stock outstanding as of March 1, 2001 and includes shares of Common Stock actually owned and shares of Common Stock which the person had the right to acquire within 60 days of the Record Date. All shares of Common Stock which the person had the right to acquire within 60 days of the Record Date are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other person.

(4) Includes 36,620 shares held in Mr. Mizel's IRA Account, 1,106,050 shares held by Mr. Mizel's wife and 444,913 shares of Common Stock with respect to which Mr. Mizel may be considered the "beneficial owner," as defined under the Securities Exchange Act of 1934 (the "1934 Act"), because he is a beneficiary of certain trusts which control all of the outstanding stock of CVentures, Inc., a corporation which controls the voting of these shares of Common Stock. Mr. Mizel is a director and officer of CVentures, Inc. Also includes 43,435 shares of Common Stock owned by certain trusts for the benefit of Mr. Mizel and certain members of his immediate family, over which shares Mr. Mizel does not exercise voting control, although he has a limited power of appointment allowing him to direct the trustee to gift all or a portion of such shares to any person other than himself or a creditor. Mr. Mizel disclaims beneficial ownership of the 43,435 shares.

(5) Includes 12,100 shares owned by Mr. Mandarich's minor children.

OTHER INFORMATION RELATING TO DIRECTORS

     The following is a brief description of the business experience during at least the past five years of each nominee for the Board of Directors of the Company and of the continuing members of the Board.

     Steven J. Borick is Executive Vice President of Superior Industries International, Inc., a New York Stock Exchange-listed manufacturer of automobile accessories and has been the President of Texakota, Inc., an oil and gas exploration and development company, and a general partner in Texakota Oil Company, a private oil and gas partnership, for more than the past five years. He also is a Director of Richmond American Homes of Colorado, Inc., a wholly owned subsidiary of the Company ("Richmond American Homes"). Mr. Borick has been a Director of the Company since April 1987 and is Chairman of the Compensation Committee and a member of the Audit Committee.

     David D. Mandarich was elected President of the Company in July 1999, Chief Operating Officer in March 1996, Co-Chief Operating Officer in September 1994 and Executive Vice President-Real Estate in April 1993. He was appointed a Director of the Company in March 1994. In April 1990, Mr. Mandarich was elected as Chairman of the Board of Directors of Richmond American Homes. Mr. Mandarich also was a Director of the Company from September 1980 until April 1989.

     Gilbert Goldstein has been engaged in private law practice for more than the past five years as the principal in the law firm of Gilbert Goldstein, P.C. See "Certain Relationships and Related Transactions" below. Mr. Goldstein has been a Director of the Company since January 1976. Mr. Goldstein is the Chairman of the Legal Committee.

     William B. Kemper has been engaged in private real estate investments, real estate development and property management since May 1982. Prior to May 1982, he was President of Gold Crown, Inc., a real estate development company. He also is a Director of HomeAmerican Mortgage Corporation, the Company's wholly owned mortgage lending subsidiary ("HomeAmerican"). Mr. Kemper has been a Director of the Company since January 1972. He is Chairman of the Audit Committee and a member of the Compensation Committee.

     Herbert T. Buchwald has been a principal in the law firm of Herbert T. Buchwald, P.A. and President and Chairman of the Board of Directors of BPR Management Corporation, a property management company located in Denver, Colorado, for more than the past five years. He is also a Director of M.D.C. Land Corporation, a wholly owned subsidiary of the Company. Mr. Buchwald was appointed to the Company's Board of Directors in March 1994 and is a member of the Audit, Compensation and Legal Committees.

     Larry A. Mizel has served as Chairman of the Board of Directors and Chief Executive Officer of the Company for more than five years and was elected President of the Company in March 1996. Mr. Mizel resigned as President of the Company in July 1999. Mr. Mizel has been a Director of the Company since founding the Company in January 1972. Mr. Mizel also serves as a Director of Richmond American Homes. Mr. Mizel also is a Trustee of Marsico Investment Fund, an open-end investment company that currently offers four investment portfolios, the Marsico Focus Fund, the Marsico Growth and Income Fund, the Marsico 21st Century Fund and the Marsico International Opportunities Fund. Mr. Mizel is a member of the Legal Committee.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During 2000, the Board of Directors held 12 regularly scheduled meetings and 4 special meetings. The Directors also considered Company matters and had numerous communications with the Chairman of the Board of Directors and other officials of the Company wholly apart from the formal Board meetings. In 2000, all of the Company's Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board of Directors on which they served.

  AUDIT COMMITTEE

     The Audit Committee of the Board of Directors currently consists of Messrs. Borick, Buchwald and Kemper, who serves as its Chairman. The Audit Committee met 12 times during 2000. The Audit Committee is responsible for reviewing and approving the scope of the annual audit undertaken by the Company's independent accountants and meets with them to review the progress and results of their work as well as their recommendations. The Audit Committee recommends to the Board of Directors the appointment of, has direct access to and reviews the fees of the Company's independent accountants.

     The Chief Audit Officer for the Company reports directly to the Audit Committee on, among other things, the Company's compliance with certain Company procedures which are designed to enhance management's consideration of major transactions involving the Company. The Audit Committee has direct control over staffing and compensation of the Internal Audit Department. Additionally, the Audit Committee reviews the Company's Corporate Code of Conduct. On at least a quarterly basis, the Company's Chief Financial Officer reports directly to the Audit Committee on any significant accounting issues. See the "Report of the Audit Committee" below.

  COMPENSATION COMMITTEE

     The Compensation Committee currently consists of Messrs. Buchwald, Kemper and Borick, who serves as its Chairman. During 2000, the Compensation Committee met 4 times. The Compensation Committee is active in approving the design of executive compensation plans, reviewing salaries, bonuses and other forms of compensation for officers and key employees of the Company, establishing salaries, benefits and other forms of compensation for new employees and in other compensation and personnel areas as the Board of Directors from time to time may request. For a discussion of the criteria utilized and factors considered by the Compensation Committee in reviewing and making recommendations with respect to executive compensation, see the "Report of the Compensation Committee" below.

  LEGAL COMMITTEE

     The Legal Committee currently consists of Messrs. Goldstein, Buchwald and Mizel. During 2000, the Legal Committee did not meet. The Legal Committee is chaired by Mr. Goldstein and has been active in reviewing legal issues and interacting with the Company's inside and outside legal counsel.

  OTHER COMMITTEES

     The Company has no executive or nominating committees. Procedures for nominating persons for election to the Board of Directors are contained in the Company's By-Laws.

  DIRECTOR COMPENSATION

     Each Director who is not an officer of the Company is paid $3,000 per month as a retainer, $1,500 for each board meeting attended and $1,500 for attending each meeting of the Legal, Audit and Compensation Committees and is granted options to purchase 25,000 shares of Common Stock annually. Each Director also is reimbursed for expenses related to his attendance at Board of Directors and committee meetings.

     Messrs. Borick and Kemper each received fees of $1,500 per meeting during 2000 for services as a Director of Richmond American Homes and HomeAmerican, respectively. Richmond American Homes' board held 11 meetings in 2000. During 2000, Mr. Kemper attended 12 meetings of the HomeAmerican Board of Directors.

Mr. Buchwald received $1,500 per month as a retainer and $1,500 per meeting, for 7 meetings, for service as a Director of M.D.C. Land Corporation.

     Mr. Kemper and his wife are covered by the Company's self-funded contributory medical plan, for which he pays 100% of the premiums. For the medical plan's fiscal year ended September 30, 2000, Mr. Kemper paid premiums in excess of the cost of claims paid on behalf of Mr. Kemper and his wife.

                               EXECUTIVE OFFICERS

     Set forth below are the names and offices held by the executive officers of the Company as of the Record Date. The executive officers of the Company are elected annually and hold office until their successors are duly elected and qualified or until their resignation, retirement, death or removal from office. Biographical information on Messrs. Mizel and Mandarich, who serve as Directors and executive officers of the Company, is set forth in "Election of Directors" above. Biographical information for the other executive officers of the Company is set forth below.

NAME                                         OFFICES HELD AS OF THE RECORD DATE
----                                         ----------------------------------
Larry A. Mizel.................   Chairman of the Board of Directors and Chief Executive
                                  Officer
David D. Mandarich.............   President, Chief Operating Officer and a Director
Paris G. Reece III.............   Executive Vice President, Chief Financial Officer and
                                  Principal Accounting Officer
Michael Touff..................   Senior Vice President and General Counsel

     Paris G. Reece III, 46, was elected Executive Vice President of the Company in July 1999, Senior Vice President in September 1994, Treasurer in September 1993, Chief Financial Officer in June 1990, Secretary in February 1990 and a Vice President of the Company in August 1988. Mr. Reece resigned as Treasurer of the Company in November 1996 and as Secretary of the Company in May 1996. Mr. Reece also is an officer, director or both of most of the Company's subsidiaries.

     Michael Touff, 56, was elected Senior Vice President and the General Counsel of the Company in July 1999 and as Vice President and General Counsel in December 1994. From August 1992 through December 1994, he was an officer in the law firm of Ireland, Stapleton, Pryor & Pascoe, P.C. Prior to August 1992, Mr. Touff was an officer in the law firm of Holmes & Starr, A Professional Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation received by the Chief Executive Officer and the three other executive officers for each of the three fiscal years ended December 31, 2000.

                                                                           LONG-TERM COMPENSATION AWARDS
                                                                          --------------------------------
                                ANNUAL COMPENSATION                                             SHARES
NAME AND                    ----------------------------   OTHER ANNUAL   RESTRICTED STOCK    UNDERLYING        ALL OTHER
PRINCIPAL POSITION          YEAR    SALARY      BONUS      COMPENSATION      AWARDS(3)          OPTIONS      COMPENSATION(1)
------------------          ----   --------   ----------   ------------   ----------------   -------------   ---------------
Larry A. Mizel,...........  2000   $900,000   $6,304,383(2)     N/A                -0-             150,000(4)     $5,775
  Chairman of the Board     1999   $800,000   $4,586,470(2)     N/A                -0-             150,000        $5,000
  of Directors and Chief    1998   $660,000   $2,525,809(2)     N/A                -0-             100,000        $5,200
  Executive Officer
David D. Mandarich,.......  2000   $730,000   $6,304,383(2)     N/A                -0-             150,000(4)     $5,775
  President, Chief
    Operating               1999   $650,000   $4,586,470(2)     N/A                -0-             150,000        $5,000
  Officer and a Director    1998   $550,000   $2,525,809(2)     N/A                -0-             100,000        $5,200
Paris G. Reece III,.......  2000   $275,000   $  365,000        N/A           $150,000              70,000(4)     $5,775
  Executive Vice President  1999   $250,000   $  276,000        N/A           $150,000              70,000        $5,000
  and Chief Financial
    Officer                 1998   $228,800   $  170,000        N/A           $185,000              30,000        $5,200
Michael Touff,............  2000   $266,221   $  205,000        N/A           $ 30,000              30,000(4)     $5,775
  Senior Vice President     1999   $256,240   $  175,000        N/A           $ 20,000              30,000        $5,000
  and General Counsel       1998   $248,768   $  165,000        N/A           $ 20,000              10,000        $5,200

---------------

(1) The amounts in this column consist of Company contributions allocated to the named executive officers' accounts pursuant to the Company's 401(k) Savings Plan. One hundred percent of the Company's 2000 contribution was funded with shares of Common Stock valued at $32.74 per share, the closing price of the Common Stock on December 18, 2000, the date as of which the Company approved the stock portion of the allocation.

(2) These bonuses were paid in February following the year indicated in accordance with the terms of the M.D.C. Holdings, Inc. Executive Officer Performance-Based Compensation Plan approved by the Company's stockholders at the 1994 Annual Meeting (the "Executive Compensation Plan"). The amount of these bonuses is determined based on the Company's "Adjusted Pre-Tax Return on Average Stockholders' Equity" (as defined in the Executive Compensation Plan). Bonuses are not payable under the Executive Compensation Plan unless the Company's Adjusted Pre-Tax Return on Average Stockholders' Equity equals or exceeds 10%. In 2000, 20% of these bonuses, or $1,260,877, was paid in the form of 38,104 shares of Common Stock in accordance with the Executive Compensation Plan. In 1999, 20% of these bonuses, or $917,294, was paid in the form of 60,141 shares of Common Stock. In 1998, 20% of these bonuses, or $505,162, was paid in the form of 24,611 shares of Common Stock.

(3) In 2000, the Company granted restricted stock awards to 24 employees, including Messrs. Touff and Reece, pursuant to Restricted Stock Agreements effective December 1, 2000. The awards were valued at $29.25 per share, the closing price of the Common Stock on December 1, 2000. In 1999, the Company granted restricted stock awards to 13 employees, including Messrs. Touff and Reece, pursuant to Restricted Stock Agreements that became effective as of November 19, 1999. The awards were valued at $15.56 per share, the closing price of the Common Stock on the date of the awards. In 1998, the Company granted restricted stock awards to 17 employees, including Messrs. Touff and Reece on November 20, 1998. The awards were valued at $18.0625 per share, the closing price of the Common Stock on the date of the awards. The restrictions on the vesting of the shares granted pursuant to the Restricted Stock Agreements lapse as to 25% of such shares each year, commencing on the first anniversary of the grant. All of the restrictions on vesting of the restricted shares lapse in the event of (1) the closing of a change in control transaction; (2) the employee's termination of employment as a result of death or disability; or (3) the employee's termination of employment by the Company other than for cause.

(4) See "Option Grants in Last Fiscal Year," below.

     N/A: Disclosure is not applicable under the Securities and Exchange Commission's rules.

     Severance benefits for Messrs. Mizel and Mandarich are included in their employment agreements. Severance benefits for Messrs. Reece and Touff are included in their change in control agreements. See "Employment Agreements and Change in Control Agreements" below.

     The Company's severance pay policy provides severance pay to eligible employees, including each of the named executive officers, whose employment is involuntarily terminated by the Company for reasons other than gross misconduct. Employees are eligible for severance pay under this policy if involuntarily terminated after 90 days of employment. The amount of severance pay under the policy is based on the length of service with the Company and payment of severance is conditioned upon execution of a release agreement with the Company. For each of the named executive officers (other than Messrs. Mizel and Mandarich, whose severance pay is provided for in their employment agreements), the amount of pay would be one week for each year of service to a maximum of 12 weeks; provided, however, the Compensation Committee of the Board of Directors may approve additional severance payments for situations involving management personnel.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below provides information on option grants in fiscal 2000 to the named executive officers.(3)

                                                  INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE VALUE AT
                          ------------------------------------------------------------------      ASSUMED ANNUAL RATES OF
                                              PERCENT OF TOTAL                                 STOCK PRICE APPRECIATION FOR
                          NUMBER OF SHARES   OPTIONS GRANTED TO                                         OPTION TERM
                             UNDERLYING      EMPLOYEES IN FISCAL     EXERCISE     EXPIRATION   -----------------------------
NAME                         OPTIONS(1)            YEAR(2)         PRICE($/SH)       DATE           5%              10%
----                      ----------------   -------------------   ------------   ----------   -------------   -------------
Larry A. Mizel..........      150,000               17.7%             $29.25       12/01/05     $1,212,185      $2,678,613
David D. Mandarich......      150,000               17.7%             $29.25       12/01/05     $1,212,185      $2,678,613
Paris G. Reece III......       70,000                8.3%             $29.25       12/01/05     $  565,687      $1,250,019
Michael Touff...........       30,000                3.5%             $29.25       12/01/05     $  242,437      $  535,723

---------------

(1) Options granted in 2000 are exercisable 25% per year beginning on December 1, 2001. The closing price of the Common Stock on the New York Stock Exchange on the date of the grants was $29.25.

(2) The Company granted options representing 845,500 shares of Common Stock to employees in fiscal 2000.

(3) Table has not been adjusted to reflect the impact of the 10% stock dividend distributed on February 16, 2001. Pursuant to the M.D.C. Holdings, Inc. Employee Equity Incentive Plan, as a result of the 10% stock dividend, the number of shares that may be acquired upon exercise of the options increased by 10% and the exercise price of unexercised options decreased by the reciprocal of 10%.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The table below provides information on option exercises in fiscal 2000 by the named executive officers and the value of such officers' unexercised options at December 31, 2000.

                                                         SHARES UNDERLYING           VALUE OF UNEXERCISED
                           SHARES                       UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                          ACQUIRED                     AT FISCAL YEAR END(3)         AT FISCAL YEAR END(1)
                             ON          VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   ----------   -----------   -------------   -----------   -------------
Larry A. Mizel(2)......    200,000     $1,462,600     312,500        337,500      $6,841,859     $3,785,670
David D.
  Mandarich(2).........    100,000     $  731,300     362,500        337,500      $8,166,675     $3,794,775
Paris G. Reece III.....          0              0      47,500        142,500      $  851,152     $1,503,033
Michael Touff..........          0              0      20,000         60,000      $  366,623     $  630,593

---------------

(1) The closing price of the Common Stock on December 29, 2000 on the New York Stock Exchange was $32.95.

(2) Mr. Mizel borrowed $1,353,301 and Mr. Mandarich borrowed $676,651, respectively, to pay a portion of the sum of the exercise price and the federal and state income taxes realized on the exercise of options pursuant to the M.D.C. Holdings, Inc. Executive Option Purchase Program. See "Certain Relationships and Related Transactions" below.

(3) Table has not been adjusted to reflect the impact of the 10% stock dividend distributed on February 16, 2001. Pursuant to the M.D.C. Holdings, Inc. Employee Equity Incentive Plan, as a result of the 10% stock dividend, the number of shares that may be acquired upon exercise of the options increased by 10% and the exercise price of unexercised options decreased by the reciprocal of 10%.

                      REPORT OF THE COMPENSATION COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

     The Compensation Committee of the Board of Directors of the Company (the "Committee") is comprised solely of Directors who are not employees of the Company. The Committee is responsible for setting executive compensation policies and determining the compensation paid to executive officers of the Company.

     There are three primary objectives of the Company's executive compensation program. First, this program is designed to attract, retain and reward highly qualified executives. Second, the stock-based portion of the compensation program is designed to create and maintain a strong and direct link between executive pay, the Company's financial performance and total returns to shareowners. Third, the Company's compensation program is intended to address, among other things, the Committee's concern that the Company's highly experienced executives could be targeted by the Company's competitors.

     The three main components of the Company's executive compensation program are: base salary, annual performance-based incentive compensation and stock-based, long-term incentive. The Company operates with comparatively few middle management employees. Because of this, base salaries for the Company's executive officers, including the Chief Executive Officer, are at or above the average rates paid by competitors in order to enable the Company to retain its experienced and skilled executives. However, the Committee believes that the Company's overall management costs are reasonably comparable to those of other major homebuilders, including those that are part of the Peer Group Index shown on the performance graph below.

     Base salaries are reviewed annually and adjusted based on individual performance, annual salary increases in the industry, local economic and employment conditions, the Company's performance and the compensation paid for similar positions at comparable companies. Similarly, annual grants of stock options, restricted stock or bonuses are based on individual performance and the role played by the recipient in achieving the Company's results and objectives.

2000 COMPENSATION

     The Committee considered the following factors in setting total compensation for 2000, including incentive compensation: the Company's record earnings per share, home closings, revenues, orders for homes, year-end backlog, annual operating earnings, homebuilding and mortgage lending profits and home gross margins; the Company's 29.1% return on average stockholders' equity; improving upon the Company's position among the top quintile of the homebuilding industry in most financial performance measures, and in fact being rated as one of the top two homebuilders in most financial performance measures; additional coverage by Wall Street analysts; the rating upgrade of the Company's senior notes by Moody's Investor Service; the increases to the capacity of the Company's homebuilding line of credit and mortgage warehousing line of credit; the Company's improved financial ratios; and the 110% increase in the price of the Company's Common Stock.

     Incentive compensation paid to Messrs. Mizel and Mandarich for 2000 was based upon the Company's Executive Compensation Plan. This plan was designed (i) to provide the Company's most senior executive officers annual incentive compensation based on achievement of specific performance objectives linked to return on equity; and (ii) to permit the Company to deduct executive compensation for tax purposes.

     The Company also maintains an annual bonus program for the Company's other officers and key management employees. Bonuses are intended to compensate management and other employees for the attainment of the Company's annual financial performance goals and other criteria, as determined by the Committee. Because the Company met or exceeded the 2000 performance goals for these performance criteria, the Committee authorized the bonuses set forth in the summary compensation table for Messrs. Reece and Touff, the named executive officers other than Messrs. Mizel and Mandarich.

     The Committee also uses long-term, stock-based incentives in the form of stock options and grants of restricted stock to provide compensation to executive officers and other key employees that is linked directly to the performance of the Company's Common Stock. In 2000, the Committee awarded stock options to acquire 845,500 shares of Common Stock to a total of 57 employees, including the named executive officers, and shares of restricted stock to 24 employees, including Messrs. Reece and Touff. These incentives are designed and intended to link management and shareowner interests and to motivate executives to make long-term decisions and investments that will serve to increase the long-term total return to shareowners. Vesting requirements contained in the option grants and restricted stock award agreements serve as an additional long-term incentive to retain key officers and other employees.

CEO COMPENSATION

     Mr. Mizel's base salary for 2000 of $900,000 was based on the factors described below. The Committee approved a bonus of $6,304,383 for Mr. Mizel for 2000 in accordance with the terms of the Executive Compensation Plan described above.

     The Committee approved Mr. Mizel's 2000 base salary based on the following factors, in order of importance to the Committee: (i) achieving the Company's goal of continuing to be in the top quintile of the homebuilding industry in most financial performance measures; (ii) the Company's record operating results during 2000; (iii) the continued improvement of the Company's financial ratios;
(iv) the increases to the Company's homebuilding line of credit and mortgage warehousing line; (v) additional coverage by Wall Street analysts; and (vi) the credit rating agency upgrade.

     The primary financial performance improvements on which the Committee relied in determining Mr. Mizel's 2000 base salary were the increase in the Company's diluted operating earnings per share in 2000 and the Company's ranking as one of the top two homebuilders in many financial performance measures.

                                            COMPENSATION COMMITTEE

                                            Steven J. Borick, Chairman
                                            William B. Kemper
                                            Herbert T. Buchwald

PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of a peer group of other homebuilders over the five-year period ending on December 31, 2000.

     It is assumed in the graph that $100 was invested (1) in the Company's Common Stock; (2) in the stocks of the companies in the Standard & Poor's 500 Index; and (3) in the stocks of the peer group companies just prior to the commencement of the period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Centex Corporation, Pulte Corporation, The Ryland Group, Inc., Toll Brothers, Inc., KB Home, Lennar Corporation, Hovnanian Enterprises, Inc., Del Webb Corporation, D.R. Horton Inc., M/I Schottenstein Homes, Inc., Beazer Homes USA, Inc. and NVR, Inc.

     The stock price performance shown on the following graph is not indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF MDC COMMON STOCK, THE S&P 500 INDEX
                           AND A SELECTED PEER GROUP

                              [PERFORMANCE GRAPH]

                             FIVE YEAR PLOT POINTS

--------------------------------------------------------------------------------------
                       12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
--------------------------------------------------------------------------------------
 M.D.C. Holdings,
  Inc.                  100.00     123.30     218.40     312.86     232.43     494.86
 Weighted Avg. Peer
  Group                 100.00      99.34     171.16     229.02     166.59     354.19
 S&P 500                100.00     120.96     158.47     200.74     239.93     215.61

                         REPORT OF THE AUDIT COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

     The Audit Committee operates under a written charter adopted by the Board of Directors in fiscal 2000, which is included in this proxy statement as Exhibit A. Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange. The Audit Committee met 12 times during 2000.

     Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors, Ernst & Young LLP are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, as described in the Audit Committee Charter.

     The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees).

     The Audit Committee has received the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with the independent accountants the independent accountant's independence.

     Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with Securities and Exchange Commission.

                                            AUDIT COMMITTEE

                                            William B. Kemper, Chairman
                                            Steven J. Borick
                                            Herbert T. Buchwald

                           EMPLOYMENT AGREEMENTS AND
                          CHANGE IN CONTROL AGREEMENTS

EMPLOYMENT AGREEMENTS

     Mr. Mizel and Mr. Mandarich (each an "Executive" or together the "Executives") each entered into an Employment Agreement with the Company effective October 1, 1997 (the "Employment Agreements"). The Employment Agreements provided for each Executive's continued employment by the Company; Mr. Mizel as Chairman, President and Chief Executive Officer and Mr. Mandarich as Executive Vice President -- Real Estate and Chief Operating Officer, until September 30, 2002 (the Initial Term). When he resigned as President of the Company in June of 1999, Mr. Mizel acknowledged that the resignation did not constitute a "Material Change" (see below) under his Employment Agreement. Mr. Mandarich was appointed President of the Company in June, 1999. Unless either the Company on the one hand or either Executive on the other hand elects by notice in writing delivered to the other at least six months prior to the expiration of the Initial Term or any extension thereof, such term shall be extended automatically for two additional years, subject to earlier termination by either Executive's voluntary resignation or otherwise as provided pursuant to the terms of the Employment Agreement (the "Employment Term").

     Pursuant to the Employment Agreements, the Executives' base salaries ("Base Salaries") are subject to annual review by the Board of Directors. Messrs. Mizel and Mandarich also are to be paid incentive compensation pursuant to the Executive Compensation Plan ("Annual Incentive Compensation") and long-term incentive compensation pursuant to the Company's Employee Equity Incentive Plan (the "Equity Plan").

     Each Executive will be entitled to a retirement benefit under the Employment Agreement. Mr. Mizel's retirement benefit required that he remain employed by the Company through September 30, 1999, and Mr. Mandarich's requires that he remain employed by the Company through September 30, 2002, in each case unless such employment is terminated by the Company without cause, in the event of the Executive's death or total disability or if the Executive elects to terminate his employment upon a "Change in Control" or because of a "Material Change" (as those terms are described below). The retirement benefit shall be equal to 70% of the Executive's highest Base Salary during the final three years of the Employment Term and shall be payable for the duration of the Executive's life. In addition, the Employment Agreements provide for medical insurance benefits, reimbursement of certain expenses, and entitle each of the Executives to participate in the Company's benefit plans. If Mr. Mizel retired at the end of 2000 and Mr. Mandarich retires at the end of 2002, respectively, assuming their Base Salaries remain the same as in 2000, their annual retirement benefits would approximate $630,000 and $511,000, respectively.

     Messrs. Mizel and Mandarich may be terminated for cause, as defined in the Employment Agreements. If an Executive is terminated without cause (including the Company's election not to extend the term of the Employment Agreement) during the Employment Term, he will be entitled to receive (i) an amount equal to the aggregate Base Salary earned by the Executive during the three years prior to such termination, plus (ii) an amount equal to 100% of the Annual Incentive Compensation paid for the year prior to termination, and (iii) the retirement benefits payable under the Employment Agreement commencing on the date of termination. In addition, in the event of termination without cause, each Executive's options and other rights under the Equity Plan shall vest immediately and the Executive and his spouse and dependents shall be entitled to continued medical benefits.

     If a Change in Control occurs, all options, dividend equivalents and other rights granted to Executives under the Equity Plan and any other Company plans shall be accelerated and become exercisable immediately prior to the occurrence of the transaction giving rise to the Change in Control.

     Within two years after a Change in Control or a Material Change, the Executive may terminate his employment, if not already terminated by the Company. In the event of such termination or a termination of employment by the Company without cause upon or within two years following a Change in Control, then (A) each Executive shall receive the amounts payable in the event the Executive's employment were terminated without cause as described above, (B) with respect to the retirement benefit, either (1) the Company shall establish and fund an irrevocable grantor trust in conformance with the model trust set forth in IRS Revenue

Procedure 92-64, or (2) the Company shall, if it so elects, pay to the Executive, in a lump sum cash payment, the amount that otherwise would be required to be contributed to such trust.

     If the amounts payable upon the occurrence of a Change in Control or Material Change, either alone or together with any other payments which the Executive has the right to receive, would be subject to an excise tax as an "excess parachute payment" under Section 4999 of the Internal Revenue Code, each Executive agrees in his Employment Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such aggregate amounts may be paid and not be treated as "excess parachute payments" under Section 4999.

     For purposes of this description of the Employment Agreements, a "Change in Control" shall occur if:

          (i) a report on Schedule 13D is filed with the Securities and Exchange Commission disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, is the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

          (ii) any person, other than the Company or any employee benefit plan sponsored by the Company or any director of the Company as of the date of the Employment Agreements, or affiliate of such director, shall purchase securities pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner of twenty percent (20%) or more of the combined voting power of the then-outstanding securities of the Company;

          (iii) the shareowners of the Company shall approve: (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation; or (2) pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property; or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

          (iv) there shall have been a change in a majority of the members of the Board of Directors of the Company within a twelve month period, unless the election or nomination for election by the Company's shareowners of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

     For purposes of the Employment Agreements, a "Material Change" shall occur if:

          (i) the Company makes any of certain specified adverse changes in an Executive's reporting relationship, titles, functions, duties or responsibilities from those that the Executive occupied on October 1, 1997 or, if the Employment Agreements have been renewed or extended, the date of the last renewal or extension;

          (ii) the Company assigns or reassigns the Executive (without his written permission) to another place of employment;

          (iii) the Company reduces the Executive's Base Salary, Annual Incentive Compensation or long-term incentive compensation or the manner in which such compensation is determined, or retirement benefits, unless such reduction similarly applies to all "Senior Executive Officers of the Company," as defined in the Employment Agreements, or the Company breaches the terms of the Employment Agreements; provided, however, that nothing in this clause (iii) shall be construed to permit the Company to reduce either Executive's retirement benefit, as provided in the Employment Agreements, in any event, and regardless of whether such reduction would similarly apply to all Senior Executive Officers of the Company; or

          (iv) a purchaser of all or substantially all of the Company's assets or any successor or assignee of the Company fails to assume the Employment Agreements.

CERTAIN OTHER CHANGE IN CONTROL AGREEMENTS

     Messrs. Reece and Touff have entered into change in control Agreements with the Company (the "Agreements")*. The Agreements are effective January 26, 1998 and terminate on the earlier of termination of the employee's employment or December 31, 2001. Unless either party elects by notice in writing delivered to the other by September 30, 2001, or at least 90 days prior to December 31 of each subsequent year, the term of the Agreement will be renewed automatically for successive one-year terms. In addition, if an Agreement has not been terminated prior to a "Change in Control" (as defined below), upon a Change in Control, the term of an Agreement shall extend automatically for two years.

     For purposes of the Agreements, the definition of "Change in Control" is generally the same as the definition of "Change in Control" in the description of the Employment Agreements as described above.

     For purposes of the Agreements, a "Change in Control Event" occurs if a Change in Control is followed by a "Material Change" within two years. A Material Change is defined in the Agreements to occur if the employee's employment is terminated without "cause" (as defined in the Agreements) or if any of the events set forth under the definition of "Material Change" described above with respect to the Employment Agreements takes place, taking into account the titles, positions and reporting relationships of Messrs. Reece or Touff.

     Pursuant to the Agreements, if a Change in Control Event occurs, the employee may elect within 90 days after the Change in Control Event to terminate the employee's employment, if not previously terminated by the Company, and to receive a Change in Control payment. The Change in Control payment equals two times the sum of the employee's Base Salary, in effect immediately prior to the Change in Control Event, plus the amount of the employee's last regular annual bonus, provided that the amount of such annual bonus shall not exceed 50% of the employee's annual Base Salary in effect immediately prior to the Change in Control Event.

     If a Change in Control as defined above occurs, all options, dividend equivalents and other rights granted to the employee under any Company equity incentive plan shall be accelerated and become exercisable immediately prior to the closing of the Change in Control. If the Change in Control is not consummated, the employee's election to exercise such options and other rights shall be of no effect and the employee's options shall remain subject to their original restrictions.

     Any amounts payable pursuant to the Change in Control Agreement are in addition to any payments otherwise payable to the employee pursuant to any agreement, plan or policy of the Company. If the amounts payable upon the occurrence of a Change in Control Event, either alone or together with other payments which the employee has the right to receive, would be subject to an excise tax as a "excess parachute payment" under Section 4999 of the Internal Revenue Code. Each employee agrees in the Change in Control Agreement that such aggregate amounts shall be paid in annual installments over the shortest period of time over which such amounts may be paid and not be treated as "excess parachute payments" under Section 4999.

---------------

* Certain other employees of the Company (the "Covered Employees") have been provided change in control agreements containing the same terms and conditions as the Agreements described above for Messrs. Reece and Touff, taking into account the respective titles, positions and reporting relationships of the other Covered Employees and with changes to certain other provisions. If the Agreements for the Covered Employees have not been terminated prior to a Change in Control, upon a Change in Control, the term of the Agreements for the other Covered Employees shall extend automatically for one year, rather than two years as in the cases of Messrs. Reece and Touff. The Change in Control payment for a Covered Employee would equal the sum of the Covered Employee's Base Salary in effect immediately prior to the Change in Control Event plus an amount equal to the Covered Employee's last regular annual bonus, provided that the amount of such bonus shall not exceed 50% of the Covered Employee's annual Base Salary in effect immediately prior to the Change in Control Event.

        DESCRIPTION OF M.D.C. HOLDINGS, INC. 2001 EQUITY INCENTIVE PLAN

     The Company adopted the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan (the "Equity Incentive Plan") effective March 26, 2001. A copy of the Equity Incentive Plan is attached to this Proxy Statement as Exhibit B. The purposes of the Equity Incentive Plan are to provide those employees who are selected for participation with added incentives to continue in the long-term service of the Company and to give those employees a more direct interest in the future success of the operations of the Company by connecting incentive compensation to increases in shareholder value and aligning the employees' interests with the interests of the Company's shareholders. The Equity Incentive Plan is also designed to help the Company attract, retain and motivate the most qualified employees.

     The Equity Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, stock units and other stock grants to employees of the Company. The maximum number of shares of Common Stock that may be subject to awards under the Equity Incentive Plan is 2,000,000. This amount will be increased automatically on each succeeding annual anniversary of the adoption of the Equity Incentive Plan by the Board by an amount equal to 10% of the then authorized shares under the Equity Incentive Plan. The maximum number of shares that may be subject to incentive stock options is 2,000,000. The maximum number of shares subject to one or more awards that can be granted to any employee in the form of options or stock appreciation rights under the Equity Incentive Plan in any calendar year is 2,000,000. The number of shares subject to such limitations is subject to adjustment on account of stock splits, stock dividends and other changes in the Common Stock. Shares of Common Stock covered by unexercised non-qualified or incentive stock options that expire or terminate, together with shares of Common Stock that are forfeited pursuant to a restricted stock grant or any other award (other than an option) under the Equity Incentive Plan or that are used to pay withholding taxes or the option exercise price, will again be available for grants under the Equity Incentive Plan. As of the Record Date, the fair market value of one share of Common Stock was $35.95.

     Participation. The Equity Incentive Plan provides that awards may be made to employees who are performing, or in the judgment of the Compensation Committee will perform, vital services in the management, operation and development of the Company, and significantly contribute or are expected to significantly contribute to the achievement of long-term Company economic objectives. It is expected that most, if not all, of the Company's employees will be eligible to receive grants under the Equity Incentive Plan. As of February 15, 2001, the Company had approximately 1,800 employees. Members of the Board who are not employees are not eligible to receive awards under the Equity Incentive Plan.

     Administration. The Equity Incentive Plan is administered by the Compensation Committee of the Board (the "Committee"). To the extent possible, the Committee is intended to be structured at all times so that it satisfies the "non-employee director" requirement of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and the similar requirement of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to grants to employees whose compensation is subject to Section 162(m) of the Code. The Committee has discretion to determine the employees to whom awards may be granted under the Equity Incentive Plan and the manner in which such awards will vest. Options, stock appreciation rights, restricted stock and stock units may be granted by the Committee to employees in such numbers and at such times during the term of the Equity Incentive Plan as the Committee shall determine, subject to the limitations set forth above. In granting options, stock appreciation rights, restricted stock and stock units, the Committee will take into account such factors as it may deem relevant in order to accomplish the Equity Incentive Plan's purposes, including one or more of the following: the extent to which performance goals have been met, the duties of the respective employees, and their present and potential contributions to the Company's success.

     The Committee may delegate to specified officers of the Company the power and authority to grant awards to specified groups of employees, subject to any restrictions or conditions that the Committee imposes. However, the Committee may not delegate the authority to grant awards with respect to any employee who is subject to Section 16(b) of the Exchange Act. To the extent that the Committee has delegated authority to grant awards to specified officers, the references to the Committee's exercise of discretion or decision-making in the remainder of this description include the specified officers.

     Exercise of Options. The Committee determines the exercise price for each option; however, incentive stock options must have an exercise price that is at least equal to the fair market value of the Common Stock on the date the incentive stock option is granted (or at least equal to 110% of fair market value in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the total voting power of all classes of stock of the Company). An option holder may exercise an option by written notice and payment of the exercise price (i) in cash, (ii) by certified check, cashier's check or other check acceptable to the Company, (iii) by the surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, or (iv) through a broker's transaction (also known as a "cashless exercise" or "same-day sale" transaction) by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price. Option holders who are subject to the withholding of federal and state income tax as a result of exercising an option may, with the approval of the Committee, satisfy the income tax withholding obligation through the withholding of a portion of the Common Stock to be received upon exercise of the option. Options, stock appreciation rights, stock units and restricted stock awards granted under the Equity Incentive Plan generally are not transferable other than by will or by the laws of descent and distribution; however, the Committee may provide at the time of the grant of a non-qualified option or thereafter that the holder may transfer the non-qualified option to an immediate family member, a trust of which the only beneficiaries are immediate family members, a partnership of which the only partners are immediate family members or trusts for the sole benefit of immediate family members, a corporation of which the only shareholders are immediate family members, a limited liability company of which the only members are immediate family members, or to any other entity which is solely owned by immediate family members.

     Option Term. The Committee determines (1) the term of each option, which shall be no longer than ten years (five years in the case of an incentive stock option granted to an employee who owns Common Stock having more than 10% of the total voting power of all classes of stock of the Company); and (2) the period during which the option may be exercised following termination of employment.

     If the Committee does not specify a period following employment termination during which the option can be exercised, the following provisions will apply. If the option holder's services are terminated for cause, as determined by the Committee, the option terminates immediately. For this purpose, cause includes willful misconduct, willful failure to perform the option holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other conduct as the Committee determines in good faith reasonably to be cause for the option holder's discharge. If the option holder becomes disabled, (unless the Committee determines otherwise) the option may be exercised for one year after the option holder terminates employment on account of disability. If the option holder dies during employment or in the one-year period referred to in the preceding sentence or in the period referred to in the following sentence, the option may be exercised for one year after the option holder's death by those empowered to do so under (unless the Committee determines otherwise) the option holder's will or under applicable law. If the option holder terminates employment for any reason other than cause, disability, or death, an incentive stock option may be exercised for three months after termination of employment and a non-qualified stock option may be exercised for one year after termination of employment. In all cases, the option can be exercised only to the extent it is vested at the time of termination of employment and only to the extent it has not otherwise expired.

     Restricted Stock. The Committee may grant a Participant a number of shares of restricted stock as determined by the Committee in its sole discretion. Grants of restricted stock may be subject to such restrictions, including for example, continued employment with the Company for a stated period of time or the attainment of performance goals and objectives, as determined in the discretion of the Committee. The restrictions may vary among awards and participants. If a participant dies or becomes disabled or retires pursuant to the Company's retirement policy, the restricted stock will become fully vested as to a pro rata portion of each award based on the ratio of the number of months of employment completed at termination of employment from the date of the award to the total number of months of employment required for each award to become fully vested. The remaining portion of the restricted stock will be forfeited. If a participant terminates employment for any other reason, all unvested shares of restricted stock will be forfeited.

     Stock Units. The Committee may grant stock units to participants. The Committee determines the number of stock units to be granted, the goals and objectives to be satisfied, the time and manner of payment, and any other terms and conditions applicable to the stock units.

     Stock Appreciation Rights. The Committee may grant stock appreciation rights to participants, either separately or in tandem with the grant of options. The Committee determines the period during which a stock appreciation right may be exercised and the other terms and conditions applicable to the stock appreciation rights. Upon exercise of a stock appreciation right, a participant is entitled to a payment equal to the number of shares of Common Stock as to which the stock appreciation right is exercised times the excess of the fair market value of one share of Common Stock on the date the stock appreciation right is exercised over the fair market value of one share of Common Stock on the date the stock appreciation right was granted. The amount may be paid in shares of Common Stock, in cash, or in a combination of cash and Common Stock as determined in the discretion of the Committee. The value of a fractional share shall be paid in cash. Upon termination of employment, stock appreciation rights are exercisable in the same manner as options. See, "Option Term," above. If a stock appreciation right is granted in tandem with an option, exercise of the stock appreciation right or the option will result in an equal reduction in the number of shares subject to the corresponding option or stock appreciation right.

     Other Stock Grants. The Committee may award stock bonuses to such participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock bonuses may be outright grants or may be conditioned on continued employment or attainment of performance goals as determined in the discretion of the Committee. The Board may, in its sole discretion, establish other incentive compensation arrangements pursuant to which participants may acquire Common Stock or provide that other incentive compensation will be paid in Common Stock under the Equity Incentive Plan.

     Corporate Reorganization/Change in Control. In the event of a "Corporate Transaction," the Committee shall take one or a number of actions with respect to outstanding awards, such as providing that any or all awards under the Equity Incentive Plan shall immediately vest; providing that any or all stock units shall become payable; providing for the assumption or substitution of any or all awards by a successor or purchaser; or taking any other actions permitted under the Equity Incentive Plan. A "Corporate Transaction" includes (i) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a bankruptcy reorganization) of the Company (other than a reorganization, merger or consolidation in which the Company is the continuing company and that does not result in any change in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of the Company (other than a sale in which the Company continues as a holding company of an entity that conducts the business formerly conducted by the Company), (iii) the dissolution or liquidation of the Company, or (iv) a "change in control" of the Company. A "change in control" occurs if (a) a report on
Schedule 13D is filed with the Securities and Exchange Commission pursuant to
Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, is the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company;
(b) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of the subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, shall purchase securities, pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock); (c) the stockholders of the Company shall approve (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (d) there shall have been a change in a majority of the members of the Board within a twelve month period, unless the election or nomination for election by the Company's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

     Amendment and Termination. The Committee may amend the Equity Incentive Plan in any respect at any time provided that shareholder approval is obtained when necessary or desirable, but no amendment can impair any option, stock appreciation right , award or unit previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The Equity Incentive Plan will terminate on March 26, 2011, unless sooner terminated by the Board.

     Federal Income Tax Consequences of Exercise of Options Under the Equity Incentive Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The compensation recognized by an employee is subject to income tax withholding. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

     When an incentive stock option is granted, there are no income tax consequences for the option holder or the Company. When an incentive option is exercised, the option holder does not recognize income and the Company does not receive a deduction. The option holder, however, must treat the excess of the fair market value of the Common Stock on the date of exercise over the exercise price as an item of adjustment for purposes of the alternative minimum tax. If the option holder makes a "disqualifying disposition" of the Common Stock (described below) in the same taxable year the incentive stock option was exercised, there are no alternative minimum tax consequences.

     If the option holder disposes of the Common Stock after the option holder has held the Common Stock for at least two years after the incentive stock option was granted and one year after the incentive stock option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as capital gain for the option holder. The Company is not entitled to a deduction. If the option holder makes a "disqualifying disposition" of the Common Stock by disposing of the Common Stock before it has been held for at least two years after the date the incentive option was granted and one year after the date the incentive option was exercised, the option holder recognizes compensation income equal to the excess of (i) the fair market value of the Common Stock on the date the incentive option was exercised or, if less, the amount received on the disposition over (ii) the exercise price. At present, the Company is not required to withhold income or other taxes. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

     The Equity Incentive Plan provides that option holders are responsible for making appropriate arrangements with the Company to provide for any additional withholding amounts. Furthermore, the Company shall have no obligation to deliver shares of Common Stock upon the exercise of any options, stock appreciation rights, awards or units under the Equity Incentive Plan until all applicable federal, state and local income and other tax withholding requirements have been satisfied.

     Under Section 162(m) of the Code, the Company may be limited as to Federal income tax deductions to the extent the total annual compensation in excess of $1,000,000 is paid to the chief executive officer of the Company or any one of the other four highest paid executive officers who are employed by the Company on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Company has structured the stock option and stock appreciation rights portions of the Equity Incentive Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The Equity Incentive Plan allows the Committee discretion to award restricted stock and other stock-based awards that are intended to be qualified performance-based compensation. Bonuses and other compensation payable in Common Stock under the Equity Incentive Plan are not intended to qualify as performance-based compensation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE M.D.C. HOLDINGS, INC. 2001 EQUITY INCENTIVE PLAN.

             DESCRIPTION OF M.D.C. HOLDINGS, INC. STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     The Company adopted the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors (the "Director Stock Option Plan") effective March 26, 2001. A copy of the Director Stock Option Plan is attached to this Proxy Statement as Exhibit C. The purposes of the Director Stock Option Plan are to provide those directors of the Company who are not also employees of the Company added incentives to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options to purchase shares of the Company's Common Stock.

     The Director Stock Option Plan provides for the grant of non-qualified stock options to non-employee directors of the Company. The maximum number of shares of Common Stock that may be subject to non-qualified stock options under the Director Stock Option Plan is 500,000. This authorization will be increased automatically on each succeeding annual anniversary of the adoption of the Director Stock Option Plan by the Board by an amount equal to 10% of the then authorized shares under the Director Stock Option Plan. The number of shares subject to such limitations is subject to adjustment on account of stock splits, stock dividends and other dilutive changes in the Common Stock. Shares of Common Stock covered by unexercised non-qualified stock options that expire or terminate will again be available for grants under the Director Stock Option Plan. As of the Record Date, the fair market value of one share of Common Stock was $35.95.

     Participation. There currently are four non-employee directors of the Company, all of whom shall be eligible to participate in the Director Stock Option Plan. The Director Stock Option Plan provides that, subject to stockholder approval of the plan, on the first day of each October during the term of the Director Stock Option Plan, each non-employee director then in office will be granted an option to purchase 25,000 shares of Common Stock. Therefore, subject to stockholder approval of the Director Stock Option Plan, on the first day of each October during the term of the plan, non-employee directors as a group will receive options to purchase 100,000 shares of Common Stock (assuming four non-employee directors are in office at the time of each grant).

     Administration. The Director Stock Option Plan is administered by the Board. The Board's duties and powers include, but are not limited to, the power to interpret the Director Stock Option Plan and the stock option agreements made in connection therewith, to correct any defect, supply any omission or reconcile any inconsistency in the Director Stock Option Plan or in any stock option agreement, to determine the rights of all non-employee directors and other interested persons, and to adopt rules for the administration, interpretation, and application of the Director Stock Option Plan.

     Exercise of Options. Options granted to non-employee directors become exercisable at any time after the options are granted. The exercise price for each share of Common Stock subject to an option granted under the Director Stock Option Plan is the fair market value per share of the Common Stock on the date the option is granted. The non-employee director may exercise an option by written notice and payment of the exercise price in one or any combination of the following methods: (i) cash, (ii) certified check, cashier's check or other check acceptable to the Company, (iii) surrender of a number of shares of Common Stock already owned by the option holder for at least six months with a fair market value equal to the exercise price, (iv) through a broker's transaction (also known as a "cashless exercise" or "same-day sale" transaction) by directing the broker to sell all or a portion of the Common Stock to pay the exercise price or make a loan to the option holder to permit the option holder to pay the exercise price, or (v) delivery to the Company of a promissory note in a principal amount equal to the purchase price, which shall be full recourse and secured by all or a portion of the Common Stock acquired pursuant to the exercise of the stock option, at an interest rate determined by the Board, providing for level quarterly payments of principal and interest, and payable in full on the earlier of the fifth anniversary of the exercise date or upon the failure of the non-employee director to pay any installment within five days after it is due. Options granted under the Director Stock Option Plan generally are not transferable other than by will or by the laws of descent and distribution; however, the Board may provide at the time of the grant of an option or thereafter that the holder may transfer the option to an immediate family member, a trust of which the only beneficiaries are immediate family members, a partnership of which the only partners are immediate family members or trusts for the sole benefit of immediate family members, a corporation of which the only shareholders are immediate family members, a limited liability company of which the only members are immediate family members, or to any other entity which is solely owned by immediate family members.

     Option Term. The term of each option shall be ten years. However, an option will terminate prior to the end of the ten-year option period in the following circumstances. If the non-employee director is removed as a director of the Company during the option period for cause, as determined by the Board in its absolute discretion, the option terminates immediately. If the non-employee director dies during the option period while serving as a director, the option may be exercised for one year after the option holder's death by those empowered to do so under the non-employee director's will or under applicable law.

     Corporate Reorganization/Change in Control. In the event of a "Corporate Transaction," the Board shall take one or more of the following actions with respect to outstanding options: provide that any or all outstanding options under the Director Stock Option Plan shall immediately vest, provide for the assumption or substitution of any or all outstanding options by a successor or purchaser; or take any other actions permitted under the Director Stock Option Plan. A "Corporate Transaction" includes (i) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a bankruptcy reorganization) of the Company (other than a reorganization, merger or consolidation in which the Company is the continuing company and that does not result in any change in the outstanding shares of Common Stock), (ii) the sale of all or substantially all of the assets of the Company (other than a sale in which the Company continues as a holding company of an entity that conducts the business formerly conducted by the Company), (iii) the dissolution or liquidation of the Company, or (iv) a "change in control" of the Company. A "change in control" occurs if (a) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange
Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, is the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company; (b) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of the subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, shall purchase securities, pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock); (c) the stockholders of the Company shall approve (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or
(d) there shall have been a change in a majority of the members of the Board within a twelve month period, unless the election or nomination for election by the Company's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period.

     Amendment and Termination. The Board may amend the Director Stock Option Plan in any respect at any time provided that shareholder approval is obtained when necessary or desirable, but no amendment can impair any option previously granted or deprive an option holder, without his or her consent, of any Common Stock previously acquired. The Director Stock Option Plan will terminate when the Board adopts a resolution to that effect.

     Federal Income Tax Consequences of Exercise of Options Under the Director Stock Option Plan. When a non-qualified stock option is granted, there are no income tax consequences for the option holder or the Company. When a non-qualified stock option is exercised, in general, the option holder recognizes compensation equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. If, however, the sale of the Common Stock at a profit would subject the option holder to liability under Section 16(b) of the Exchange Act ("Section 16(b)"), the option holder will recognize compensation income equal to the excess of (i) the fair market value of the Common Stock on the earlier of the date that is six months after the date of exercise or the date the option holder can sell the Common Stock without Section 16(b) liability over (ii) the exercise price. The option holder can make an election under section 83(b) of the Code to measure the compensation as of the date the non-qualified option is exercised. The Company is entitled to a deduction equal to the compensation recognized by the option holder for the Company's taxable year that ends with or within the taxable year in which the option holder recognized the compensation, assuming the compensation amounts satisfy the ordinary and necessary and reasonable compensation requirements for deductibility.

                               NEW PLAN BENEFITS

M.D.C. HOLDINGS, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

NAME AND POSITION                                           DOLLAR VALUE   NUMBER OF UNITS
-----------------                                           ------------   ---------------
Non-Executive Director Group..............................       *            **100,000

---------------

 * No dollar value given since plan is a stock option plan.

** Represents number of shares underlying options that would have been granted to non-employee directors had the plan been in effect in fiscal year 2000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE M.D.C. HOLDINGS, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases its headquarters office space. Approximately 7,000 square feet in the Company's Denver office building is subleased by various affiliates of Mr. Mizel, for which they collectively paid rent, including for parking, to the Company of approximately $107,600 in 2000.

     Effective October 1, 1998, the Company entered into a two-year agreement with Gilbert Goldstein, P.C., of which Gilbert Goldstein, a Director of the Company, is the sole shareholder. Pursuant to the agreement, Mr. Goldstein acts as a consultant to the Company on legal matters. In return, the Company (i) from October 1, 1998 through September 30, 1999, paid Mr. Goldstein's firm $18,000 per month for a minimum of 25 hours per week in legal services and, from October 1, 1999 through September 30, 2000, paid Mr. Goldstein's firm $15,000 per month for a minimum of 20 hours per week in legal services; (ii) from October 1, 1998 through September 30, 1999, paid Mr. Goldstein's firm $180 per hour for services performed in excess of 100 hours in any month and, from October 1, 1999 through September 30, 2000, paid Mr. Goldstein's firm $180 per hour for services performed in any month in excess of 80 hours; (iii) provides office space with an estimated annual rental value of $16,200 in the Company's leased office space; (iv) provides one full-time secretary (in 2000, this secretary received a salary of approximately $30,000 plus benefits); and (v) reimburses actual expenses incurred related to services provided. In the event that Mr. Goldstein retires from the practice of law, becomes disabled or dies during the term of the agreement, the Company will pay to Mr. Goldstein or his estate $7,000 per month during the remaining term of the agreement. Payment of $240,000 was made directly to Mr. Goldstein's firm in 2000 for services performed. In October 1999, the agreement with Mr. Goldstein's firm was amended to extend the term of the agreement until September 30, 2001. In October, 2000, the agreement was amended to extend the term until September, 2002.

     During 2000, the Company paid approximately $412,000 to PageWorks Communication Design ("PageWorks"), a marketing and communications firm, for annual report design, advertising and marketing design services. PageWorks is owned by Mr. Mizel's brother-in-law.

     During 2000, the Company paid Mizel Design and Decorating Company, a consulting firm owned by Carol Mizel, Mr. Mizel's wife, approximately $220,000 (including amounts paid subsequent to December 31, 2000) for national marketing, merchandising, interior design, human resource development and other services performed during 2000.

     On April 12, 1995, the Company's Board of Directors adopted the Option Purchase Program. The purpose of the Option Purchase Program is to permit the Company's key executive officers to increase their ownership of Common Stock and more closely align their interests with those of the Company's other shareowners by facilitating the exercise of options that would expire. Pursuant to the Option Purchase Program, prior to November 4, 1997, Messrs. Mizel and Mandarich each were able to borrow up to $810,000 and Mr. Reece could borrow up to $243,000 for the purpose of paying two-thirds of the sum of the exercise price of options exercised and federal and state income taxes due (up to a maximum aggregate tax rate of 45%) as a result of the exercise of the options. On November 4, 1997 the Company's Board of Directors adopted Amendment Number 1 to the Option Purchase Program. This amendment added Michael Touff as an eligible participant to the program and increased the amount that each of Messrs. Mizel and Mandarich may borrow to $1,000,000 and the amount that each of Messrs. Reece and Touff may borrow to $300,000. All borrowings under the Option Purchase Program are secured by a pledge of 100% of the stock acquired upon exercise, are full recourse to the borrower and bear interest at the average one-month LIBOR plus 1%, adjusted monthly. Principal and accrued interest are payable on April 1st of each year based on a 10-year amortization. Additional principal is due on each April 1st in an amount required to reduce the outstanding aggregate principal amount of the loans under the Option Purchase Program to each borrower in an amount depending on each borrower's maximum permitted borrowings. The unpaid principal balance is due on the earlier of: (i) the fifth anniversary of the loan; (ii) 90 days after the borrower's employment with the Company has been terminated for cause; or (iii) one year after the borrower's employment with the Company has been terminated other than for cause.

     On January 1, 2000, the Company's Board of Directors adopted the 2000 Executive Option Purchase Program (the "2000 Program"). The purpose and application of the 2000 Program is identical to the Option Purchase Program and provides benefits to the same participants. However, under the 2000 Program, Messrs. Mizel and Mandarich each may borrow up to $2,000,000 and Messrs. Reece and Touff each may borrow up to $500,000.

     The following table shows, as of December 31, 2000, the number of shares exercised, the date of borrowings, and the principal and interest due as of that date for each loan outstanding for the executive officers who have participated in the Option Purchase Program and the 2000 Program:

                                                     NUMBER OF                              ACCRUED
                                                      SHARES     DATE OF   NOTE BALANCE   INTEREST AT
BORROWER                                             EXERCISED    NOTE     AT 12/31/00     12/31/00
--------                                             ---------   -------   ------------   -----------
Larry A. Mizel.....................................   175,000    10/3/97    $  560,000(1)     -0-
Larry A. Mizel.....................................   200,000    2/07/00    $1,353,301(1)     -0-
David D. Mandarich.................................   497,000    4/17/95    $  430,185(1)     -0-
David D. Mandarich.................................   350,000    1/12/96    $   69,815(1)     -0-
David D. Mandarich.................................   175,000    5/19/98    $  160,000        -0-
David D. Mandarich.................................   100,000    2/07/00    $  676,651        -0-
Paris G. Reece III.................................    50,000    3/24/99    $  259,484        -0-
Michael Touff......................................    30,000    3/24/99    $  163,291        -0-
Michael Touff......................................    20,000    9/23/99    $  106,709        -0-

---------------

(1) Notes have been paid in full as of March 1, 2001.

     In the ordinary course of its business, HomeAmerican has made loans to certain officers and employees of the Company. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

                HOLDERS OF FIVE PERCENT OR MORE OF VOTING SHARES
                   OF THE COMPANY AND OWNERSHIP OF MANAGEMENT

     The table below sets forth those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock individually and the number of shares beneficially owned by the Company's named officers individually and by all of the Company's officers and Directors as a group, each as of March 1, 2001. The information as to beneficial ownership is based upon statements furnished to the Company by such persons and, in the case of institutional holders, does not reflect payment of the 10% stock dividend. Information with respect to the beneficial ownership of shares of Common Stock held by each of the Directors of the Company, two of whom beneficially own more than 5% of the outstanding shares of Common Stock, is set forth in "Election of Directors" above.

                                                              NUMBER OF SHARES OF
                                                              COMMON STOCK OWNED    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          BENEFICIALLY        CLASS(2)
---------------------------------------                       -------------------   -----------
Dimensional Fund Advisors Inc. .............................       1,544,288(3)         7.3%
  1299 Ocean Ave., 11th Floor
  Santa Monica, CA 90401
Greenlight Capital, LLC.....................................       1,165,000(4)         5.5%
  420 Lexington Avenue, Suite 1740
  New York, NY 10170.
Vanguard Windsor Funds -- Windsor Funds.....................       1,156,300(5)         5.5%
  P.O. Box 2600, 037
  Valley Forge, PA 19482
Paris G. Reece III..........................................         184,350(6)           *
  3600 S. Yosemite St., #900
  Denver, Colorado 80202
Michael Touff...............................................         103,757(7)           *
  3600 S. Yosemite St., #900
  Denver, Colorado 80202
All executive officers and directors as a group (8)
  persons...................................................       7,701,661           31.4%

---------------

 *  Less than 1%.

(1) The address of Messrs. Mizel and Mandarich, the Directors who beneficially own more than 5% of the outstanding shares of Common Stock is 3600 South Yosemite Street, Suite 900, Denver, Colorado 80237. (See "Election of Directors" above).

(2) In calculating the percentage of ownership, all shares of Common Stock the identified person or group had the right to acquire within 60 days of the Record Date by the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person. Executive officers' and directors' shares and percentages reflect the 10% stock dividend paid on February 16, 2001.

(3) Based upon information in Schedule 13G filed with the Commission on February 2, 2001, Dimensional Fund Advisors Inc. exercises sole voting power and sole dispositive power over none of such shares.

(4) Based upon information in Schedule BG filed with the Commission on January 26, 2001, Greenlight Capital, L.L.C. exercise sole vesting power and will deposit the power over all such shares.

(5) Based upon information in a Schedule 13G filed with the Commission on February 13, 2000, Vanguard Windsor Funds -- Windsor Fund exercises sole voting power and sole dispositive power over all such shares.

(6) Includes 52,250 shares of Common Stock that Mr. Reece has the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $10.35 to $16.42 per share.

(7) Includes 22,000 shares of Common Stock that Mr. Touff has the right to acquire within 60 days of the Record Date by the exercise of stock options at prices ranging from $10.35 to $16.42 per share.

     No change in control of the Company has occurred since the beginning of the last fiscal year. The Company knows of no arrangement the operation of which may, at a subsequent date, result in a change in control of the Company.

     The Company's executive officers and Directors are required under Section 16(a) of the 1934 Act to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and the New York Stock Exchange and Pacific Exchange, Inc. Copies of those reports also must be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2000, all such reports were filed on a timely basis except for one report filed late by Mr. Buchwald for December, 2000.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP audited the Company's financial statements for the year ended December 31, 2000 and has been retained to audit the Company's financial statements for the year ending December 31, 2001. A representative of Ernst & Young LLP currently is expected to be present at the Meeting and available to respond to appropriate questions. Although Ernst & Young LLP has indicated that no statement will be made, an opportunity for a statement will be provided.

                           INDEPENDENT AUDITOR'S FEES

     Ernst & Young LLP billed the Company the following fees for services rendered in 2000:

- Audit Fees................................................  $205,000
- All Other Fees............................................  $ 15,000
- Financial Information System Design and Implementation
  Fees......................................................       -0-

     The Company's Audit Committee did consider whether Ernst & Young LLP's provision of non-audit services is compatible with maintaining Ernst & Young LLP's independence.

                                 OTHER MATTERS

     Management and the Board of Directors of the Company know of no matters to be brought before the meeting other than as set forth above. However, if any other matters are properly presented to the shareowners for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                              SHAREOWNER PROPOSALS

     Any proposal a shareowner desires to present at the 2002 Annual Meeting of Shareowners must be received in writing by the Secretary of the Company prior to December 15, 2001.

                                          BY THE ORDER OF THE BOARD OF
                                          DIRECTORS,

                                          Larry A. Mizel
                                          Chairman of the Board

                                                                       EXHIBIT A

                             M.D.C. HOLDINGS, INC.

                   RE-STATED CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Board of Directors (the "Board") of M.D.C. Holdings, Inc., ("MDC" or "the Company") previously established an Audit Committee. This Restated Charter for the Audit Committee (the "Charter") restates the authority, responsibilities and specific duties of MDC's Audit Committee (the "Committee"). This Charter is to be reviewed, and if appropriate, approved by the Board at least annually.

     Primary responsibility for MDC's financial reporting and internal controls is vested in Management . In performing its designated functions described herein, the Committee shall not assume or diminish Management's responsibility for the content of the Company"s financial statements or for other financial information disseminated by the Company.

ORGANIZATION

  A. Composition

     The Committee shall be composed of three or more directors designated by the Board. Preferably, at least one member of the Committee shall have experience in real estate or real estate finance. Whenever possible, the terms of the members of the Committee should be staggered to enhance the continuity of the Committee. The members of the Committee shall be outside directors who are free from any relationship with the Company that would interfere with the exercise of their independence from Management and the Company. Examples of relationships that are deemed to interfere with the exercise of independent judgement include:

     - a director being employed by the Company or any of its affiliates for the current year or any of the past three years;

     - a director accepting any compensation from the Company or any of its affiliates other than compensation for board service or benefits under a tax-qualified retirement plan;

     - a director being a member of the immediate family of an individual who is, or has been in any of the past three years, an executive officer of the Company or any of its affiliates;

     - a director, either individually, or by being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization with which the Company has a commercial, industrial, banking, consulting, legal, accounting or other relationship (each a "Business Relationship") unless the Board determines in its business judgment that the particular Business Relationship does not interfere with the director's exercise of independent judgment.

     - a director being employed as an executive officer of another company where any of the Company's executive officers is a member of that company's compensation committee.

     - for purposes of this Charter "affiliate" shall mean a subsidiary, sibling company, predecessor, parent or former parent of the Company.

     A director who is no longer an employee of the Company or who is an immediate family member of a former executive officer of the Company, but is not considered independent pursuant to the three year limitations set for the above, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines in its business judgment that membership on the Committee by the individual is required in the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     Committee members are not expected to be experts in the fields of accounting, auditing or SEC disclosure requirements. However, at least one member of the Committee is to have accounting or related financial management expertise as determined by the Board in its business judgment. Committee members backgrounds should enable them to evaluate the information provided to them and ask relevant questions, when appropriate, to facilitate their understanding of such information.

  B. Access and Resources

     The Committee is to have unrestricted access to MDC's personnel and records and to the Company's external auditors and is to be given or have available to it the resources necessary to discharge its responsibilities.

  C. Meetings

     The Committee is to meet on a regular basis, at least quarterly, and may call additional meetings as required. A quorum of the Committee shall consist of two members.

  D. Minutes

     Minutes of each meeting are to be prepared and given to Committee members. A permanent file of approved minutes is to be maintained by the individual designated as secretary for the Committee.

  E. Reporting to the Board

     At least quarterly, the Committee shall report to the Board regarding its activities.

  F. Indemnification

     Each Committee member is entitled to indemnification by the Company to the maximum extent permitted by Delaware law, the Company's Certificate of Incorporation, By-laws and resolutions of the Board.

  G. Compensation and Expense Reimbursement

     The Committee shall be compensated for meeting attendance at a rate determined by the Board. Travel and other out-of-pocket expenses incurred by Committee members in connection with such meetings, shall be documented and reimbursed by MDC in accordance with MDC's expense reimbursement policies.

FUNCTIONS -- EXTERNAL AUDIT MATTERS

  A. Select External Auditors; Review Independence

     MDC's external auditors ultimately are accountable to the Committee. Accordingly, the Committee is to recommend selection of the Company's external auditors to the Board or the Company's stockholders, as the case may be, and recommend approval of the annual fee to be paid to the external auditors. The Committee is to discuss the selection of the external auditors and the fee with the Company's President, Chief Financial Officer and the Director of Internal Audit.

     Periodically prior to completion of each annual audit, the Committee shall obtain a formal written statement from the external auditors that describes all relationships between the external auditors and the Company. The Committee is responsible for engaging in an active dialogue with the external auditors concerning any relationships or services disclosed in the statement that may impact the objectivity or independence of the outside auditors and for recommending that the Board take appropriate action in response to the external auditors' statement necessary to satisfy the Board of the external auditors' independence.

  B. Review Annual Audit Plan

     The Committee is to discuss with the Company's external auditors the overall approach to, and scope of, the audit examination with particular attention focused on those areas where any of the Committee, the Board, Management or the external auditors believe special emphasis is desirable or necessary. This review is to include a discussion of the effect of significant changes in accounting principles, auditing standards and SEC reporting requirements on the scope of the audit.

  C. Review Results of the Annual Audit

     The Committee is to review the results of the annual audit. The Committee is to discuss the annual report on Form 10-K and other financial reports filed with the SEC, the New York and Pacific Stock Exchanges or sent to stockholders prepared by Management, and the results of the audit with the Company's external auditors and Management. The following illustrates some of the topics that may be discussed:

     - the nature and resolution of any significant or unusual accounting and auditing issues encountered during the examination;

     - the nature of any significant adjustments, reclassifications, or additional disclosures proposed by the auditors that are currently significant or may become significant in the future;

     - the adequacy of financial statement disclosures;

     - the nature and impact of any change in accounting policies or principles during the year, including a review of any report on the application of accounting principles obtained from other accountants;

     - the reasons for major fluctuations in financial statement balances (current year compared to prior years);

     - unusual circumstances or situations reflected in the financial statements, including identification of any loss or marginal operation;

     - the nature of any unusual or significant commitments or contingent liabilities, together with the underlying assumptions and estimates of Management;

     - significant differences between the annual report and other reports, such as reports to regulatory agencies;

     - significant differences in format or disclosure from others in the industry;

     - the auditors' observations on internal accounting controls; and

     - significant variations in audit scope that arose in the course of the examination.

  D. Review of Recommendations for Improvements

     The Committee is to discuss with the external auditors their perception of strengths and weaknesses in the system of internal controls including their recommendations for improvements and proposed timetable for implementation.

  E. Review Quarterly Reports on Form 10-Q

     Prior to filing with the SEC, the Committee shall review interim financial statements that have been the subject of an SAS 71 review performed by the Company's external auditors, and discuss with Management and the external auditors the interim financial information included in the Company's Form 10-Q. The following illustrates some of the topics that may be covered:

     - the accounting principles employed in reporting large or unusual transactions and the possible need to make specific disclosure of material developments;

     - developments in accounting since the previous annual financial statements were issued and the effect these developments may have on the Company's financial reporting;

     - significant fluctuations in financial statement balances, ratios and statistics; and

     - any changes in key personnel, operations or systems which may affect the continuing functioning and effectiveness of the Company's accounting and operating controls.

  F. Review Second Opinion Issues

     The Committee is to be notified by Management whenever a second opinion is sought from an independent public accountant.

  G. Review Management Representation Letters

     The Committee is to periodically review management representation letters given to the external auditors and may inquire of (i) Management as to any difficulties encountered in preparing the letter; and (ii) the external auditors as to any difficulties encountered in obtaining the letter.

FUNCTIONS -- FINANCIAL REPORTING MATTERS

  A. Related Party and Major Transactions

     The Committee is to review the major transaction memoranda and 18-month reporting prepared by Management including a review of material transactions, contracts and other agreements and their effects on the financial statements. In addition, Management is to inform the Committee of related party transactions, including relationships and dollar volume (if applicable), at least quarterly .

  B. Status of Income and Other Tax Reserves and Significant Disputes with Taxing Authorities

     At least quarterly, the Director of Taxation or the Chief Financial Officer is to report to the Committee on the status of all income and other tax reserves and deferrals and will update the Committee about new or ongoing disputes with taxing authorities.

  C. Other Significant Reserves

     The Committee is to inquire of Management as to the existence of and reasons for any other significant accounting accruals, reserves or estimates that have or may have a material impact on the financial statements.

  D. Accounting Policies and Policy Decisions

     The Committee is to review any significant new accounting policies and policy decisions and other significant reporting issues, such as significant changes in accounting estimates, made by Management and shall be informed of the reasons for such policies and interpretations.

FUNCTIONS -- INTERNAL AUDITING MATTERS

  A. Personnel Decisions

     The Committee is to have sole responsibility for all personnel decisions regarding the Company's Director of Internal Audit and is to be consulted by the Director of Internal Audit concerning other Internal Audit Department personnel decisions, including, but not limited to, hiring, termination and compensation arrangements.

  B. Internal Audit Functions

     Periodically, the Committee is to review the functions and goals of the Internal Audit Department and may review its findings with Management. Possible topics include:

     - Proposed audit programs and their relationships to the external audit;

     - Proposed scope of any special projects or investigations;

     - Reports generated by the Internal Audit Department, particularly as they relate to the system of internal controls, including perceived strengths and weaknesses, recommendations for improvement and proposed timetable for implementation. Where appropriate, these reviews may include members of Management so that the Committee can better assess the quality of the reports and recommendations prepared by Internal Audit; and

     - At least annually, the Committee is to review and if appropriate, approve the general goals set forth by the Internal Audit Department for the coming year. This review is also to encompass the anticipated budget required to accomplish these goals.

FUNCTIONS -- OTHER MATTERS

  A. Review of Regulatory Reports

     The Committee shall review with Management all significant reports sent to regulatory agencies, including all SEC reports.

  B. Monitor Compliance with the Company's Corporate Compliance Program and Corporate Code of Conduct

     The Committee is to review the Company's annual Corporate Compliance Program and Corporate Code of Conduct ("Program") and is to review Management's procedures to ensure that all employees are in compliance with the Program. Management is to inform the Committee of any significant cases of employee conflict of interest, misconduct or fraud.

  C. Notification of Management Fraud or Other Serious Breakdowns in Internal Control

     The Committee is to be informed immediately by Management or the Internal Audit Department, as appropriate, of any perceived or proven Management fraud or other serious breakdowns in internal control. Upon being informed by Management or the Internal Audit Department of such a situation, the Committee shall:

     - Inform the Board; and

     - Oversee and approve Management"s response to the situation.

  D. Report of Audit Committee

     The Committee is to prepare the Committee report to be included in the Company's annual proxy statement in accordance with SEC regulations.

  E. New York Stock Exchange Affirmation

     The Committee is to review and if appropriate, approve the annual written affirmation to be provided to the New York Stock Exchange, including the following matters:

     - Any determination of the Board regarding the independence of members of the Committee pursuant to the standards set forth in this Charter;

     - The financial literacy of members of the Committee;

     - The determination that at least one member of the Committee has accounting or related financial management expertise; and

     - The annual review and assessment of the adequacy of this Charter.

     Adopted February 21, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                             M.D.C. HOLDINGS, INC.

                           2001 EQUITY INCENTIVE PLAN

                            EFFECTIVE MARCH 26, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
ARTICLE I -- INTRODUCTION............................................   B-1
    1.1  Establishment...............................................   B-1
    1.2  Purposes....................................................   B-1
    1.3  Effect on Existing Agreements...............................   B-1
    1.4  Effective Date..............................................   B-1
ARTICLE II -- DEFINITIONS............................................   B-1
    2.1  Definitions.................................................   B-1
    2.2  Gender and Number...........................................   B-3
ARTICLE III -- PLAN ADMINISTRATION...................................   B-3
    3.1  General.....................................................   B-3
    3.2  Delegation by Committee.....................................   B-3
ARTICLE IV -- STOCK SUBJECT TO THE PLAN..............................   B-3
    4.1  Number of Shares............................................   B-3
    4.2  Other Shares of Stock.......................................   B-4
    4.3  Adjustments for Stock Split, Stock Dividend, Etc............   B-4
    4.4  Other Distributions and Changes in the Stock................   B-4
    4.5  General Adjustment Rules....................................   B-5
    4.6  Determination by the Committee, Etc.........................   B-5
ARTICLE V -- CORPORATE REORGANIZATION; CHANGE IN CONTROL.............   B-5
    5.1  Adjustment of Awards........................................   B-5
    5.2  Assumption or Substitution of Options and Other Awards......   B-5
    5.3  Corporate Transaction.......................................   B-5
    5.4  Deductibility under Code Section 280G.......................   B-6
ARTICLE VI -- PARTICIPATION..........................................   B-6
ARTICLE VII -- OPTIONS...............................................   B-7
    7.1  Grant of Options............................................   B-7
    7.2  Stock Option Certificates...................................   B-7
    7.3  Restrictions on Incentive Options...........................   B-9
    7.4  Transferability.............................................   B-9
    7.5  Stockholder Privileges......................................  B-10
ARTICLE VIII -- RESTRICTED STOCK AWARDS..............................  B-11
    8.1  Grant of Restricted Stock Awards............................  B-11
    8.2  Restrictions................................................  B-11
    8.3  Privileges of a Stockholder, Transferability................  B-11
    8.4  Enforcement of Restrictions.................................  B-11
ARTICLE IX -- STOCK UNITS............................................  B-11
ARTICLE X -- STOCK APPRECIATION RIGHTS...............................  B-12
   10.1  Persons Eligible............................................  B-12
   10.2  Terms of Grant..............................................  B-12
   10.3  Exercise....................................................  B-12
   10.4  Number of Shares or Amount of Cash..........................  B-12
   10.5  Effect of Exercise..........................................  B-12
   10.6  Termination of Employment...................................  B-12
ARTICLE XI -- STOCK BONUSES..........................................  B-12
ARTICLE XII -- OTHER COMMON STOCK GRANTS.............................  B-13

                                                                       PAGE
                                                                       ----
ARTICLE XIII -- RIGHTS OF PARTICIPANTS...............................  B-13
   13.1  Employment..................................................  B-13
   13.2  Nontransferability of Awards Other Than Options.............  B-13
   13.3  No Plan Funding.............................................  B-13
ARTICLE XIV -- GENERAL RESTRICTIONS..................................  B-13
   14.1  Investment Representations..................................  B-13
   14.2  Compliance with Securities Laws.............................  B-13
   14.3  Changes in Accounting Rules.................................  B-14
ARTICLE XV -- OTHER EMPLOYEE BENEFITS................................  B-14
ARTICLE XVI -- PLAN AMENDMENT, MODIFICATION AND TERMINATION..........  B-14
ARTICLE XVII -- WITHHOLDING..........................................  B-14
   17.1  Withholding Requirement.....................................  B-14
   17.2  Withholding With Stock......................................  B-14
ARTICLE XVIII -- REQUIREMENTS OF LAW.................................  B-15
   18.1  Requirements of Law.........................................  B-15
   18.2  Federal Securities Law Requirements.........................  B-15
   18.3  Governing Law...............................................  B-15
ARTICLE XIX -- STOCKHOLDER APPROVAL..................................  B-15
ARTICLE XX -- DURATION OF THE PLAN...................................  B-15

                             M.D.C. HOLDINGS, INC.

                           2001 EQUITY INCENTIVE PLAN

                                   ARTICLE I

                                  INTRODUCTION

     1.1 Establishment. M.D.C. Holdings, Inc., a Delaware corporation, effective March 26, 2001, hereby establishes the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan (the "Plan") for certain employees of the Company (as defined in subsection 2.1(f)). The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain employees of the Company.

     1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's stockholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees.

     1.3 Effect on Existing Agreements. Nothing in the Plan is intended to abrogate the rights of any Participant under any contract or agreement existing between the Participant and the Company, or any subsequent amendments or modifications of such contract or agreement, and all Awards granted under the Plan and actions taken with respect to the Plan shall be subject to the terms of any contract or agreement between the Participant and the Company.

     1.4  Effective Date.  The effective date of the Plan is March 26, 2001.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a) "Affiliated Corporation" means any corporation or other entity that is affiliated with M.D.C. Holdings, Inc. through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

          (b) "Award" means an Option, a Restricted Stock Award, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

          (c) "Board" means the Board of Directors of M.D.C. Holdings, Inc.

          (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (e) "Committee" means the Company's Compensation Committee or such other committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. To the extent possible, the Committee shall be so constituted as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act and with the requirements under Section 162(m) of the Code. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

          (f) "Company" means M.D.C. Holdings, Inc. and the Affiliated Corporations.

          (g) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

          (h) "Effective Date" means the original effective date of the Plan, March 26, 2001.

          (i) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code. Employee shall not include any individual (A) who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (B) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees shall not be treated as employees under this Plan.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended from time to time.

          (k) "Fair Market Value" means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which Shares are then trading, if any (or as reported on any composite index that includes such principal exchange) on the trading day previous to such date, or if Shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith. If, upon exercise of an Option, the exercise price is paid by a broker's transaction (also known as a "cashless exercise" or "same-day sale" transaction) as provided in subsection 7.2(e)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

          (l) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

          (m) "Non-Qualified Option" means any Option other than an Incentive Option.

          (n) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

          (o) "Option Certificate" shall have the meaning given to such term in
     Section 7.2 hereof.

          (p) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

          (q) "Option Price" means the price at which each share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

          (r) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

          (s) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Article.

          (t) "Share" means a share of Stock.

          (u) "Stock" means the $.01 par value common stock of M.D.C. Holdings, Inc.

          (v) "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award.

          (w) "Stock Bonus" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals.

          (x) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                  ARTICLE III

                              PLAN ADMINISTRATION

     3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

     3.2 Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of employees, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any employee who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee.

                                   ARTICLE IV

                           STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 2,000,000 shares. This authorization shall be increased automatically on each succeeding annual anniversary of the adoption of the Plan by the Board by an amount equal to 10% of the then authorized shares under the Plan. Notwithstanding the foregoing, no more than 2,000,000 shares of Stock shall be available for the grant of Incentive Options under the Plan. Upon exercise of an option (whether granted under this Plan or otherwise), the Shares issued upon exercise of such option shall no longer be considered to be subject to an outstanding Award or option for purposes of the foregoing provisions of this Section 4.1. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this
Article IV. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan during any calendar year is 2,000,000 Shares. The maximum number of Shares as to which Incentive Options may be granted is 2,000,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 2,000,000 shares of Stock may be awarded pursuant to Incentive Options.

     4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

     4.4  Other Distributions and Changes in the Stock.  If

          (a) The Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3), or

          (b) The Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

          (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant's becoming a holder of record of the Stock.

     4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

     4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   ARTICLE V

                  CORPORATE REORGANIZATION; CHANGE IN CONTROL

     5.1 Adjustment of Awards. Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Committee shall take any one or more of the following actions with respect to outstanding Awards:

          (a) Provide that any or all Options and Stock Appreciation Rights shall become fully exercisable regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied;

          (b) Provide that any or all restrictions with respect to Restricted Stock and other Awards shall lapse;

          (c) Provide that any or all Stock Units shall become payable;

          (d) Provide for the assumption or substitution of any or all Awards as described in Section 5.2;

          (e) Make any other provision for outstanding Awards as the Committee deems appropriate.

     The Committee may provide that any Awards that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type. With respect to Options, the Committee may provide that any Options that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Holder of such cancelled Option shall receive in exchange therefore a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction less the per share exercise price set forth in the Option Certificate, multiplied by the number of shares of Stock purchasable under the Option; or (b) the fair market value, as determined by the Board in its sole discretion, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, less the exercise price set forth in the Option Certificate, multiplied by the number of shares of Stock purchasable under the Option.

     5.2 Assumption or Substitution of Options and Other Awards. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options or
(b) the Company, or the successor or purchaser, as the case may be, may make adequate provision for the equitable adjustment of outstanding Awards (other than Options).

     5.3 Corporate Transaction. A Corporate Transaction shall include the following:

          (a) Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

          (b) Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

          (c) Liquidation:  the dissolution or liquidation of the Company;

          (d) Change in Control: A "Change in Control" shall be deemed to have occurred if:

             (i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, is the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company;

             (ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of the subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, shall purchase securities, pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock);

             (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

             (iv) there shall have been a change in a majority of the members of the Board within a twelve month period, unless the election or nomination for election by the Company's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period; or

          (e) Other Transactions: any other transaction that the Board determines by resolution to be a Corporate Transaction.

     5.4 Deductibility under Code Section 280G. Notwithstanding the provisions of Section 5.1, Awards that are not otherwise exercisable at the time of a Corporate Transaction shall only become exercisable as described in Section 5.1 or cancelled and settled for cash or other consideration as permitted under
Section 5.1 to the extent such exercise and issuance of shares of Stock or payment with respect to a Participant continues to be deductible by the Company pursuant to Section 280G of the Code.

                                   ARTICLE VI

                                 PARTICIPATION

     Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                  ARTICLE VII

                                    OPTIONS

     7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

     7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate or agreement (an "Option Certificate"). An Option Certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

          (a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

          (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

          (c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

          (d) Termination of Employment, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder's employment. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's employment. If the Committee does not otherwise specify, the following shall apply:

             (i) If the employment of the Option Holder is terminated within the Option Period for "cause," as determined by the Committee, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Committee in good faith reasonably determines provides cause for the discharge of an Option Holder.

             (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of employment on account of Disability

        (unless otherwise provided by the Committee; provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment because of Disability.

             (iii) If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or within the period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (unless otherwise provided by the Committee; provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

             (iv) If the employment of the Option Holder with the Company is terminated within the Option Period for any reason other than cause, Disability, or death, a Non-Qualified Option may be exercised by the Option Holder within one year following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Non-Qualified Option may be exercised only as to the shares as to which the Non-Qualified Option had become exercisable on or before the date of termination of employment. If the employment of the Option Holder with the Company is terminated within the Option Period for any reason other than cause, Disability, or death, an Incentive Option may be exercised by the Option Holder within the three month period following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Incentive Option may be exercised only as to the shares as to which the Incentive Option had become exercisable on or before the date of termination of employment.

          (e) Exercise, Payments, Etc.

             (i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker's transaction (also known as a "cashless exercise" or "same-day sale" transaction) described in subsection 7.2(e)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company may deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

             (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

                (A) in cash;

                (B) by certified check, cashier's check or other check acceptable to the Company, payable to the order of the Company;

                (C) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

          (f) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

          (g) Withholding.

             (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including (subject to Committee approval) payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

             (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

     7.3  Restrictions on Incentive Options.

          (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

          (b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

     7.4  Transferability.

          (a) General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. An Option shall be exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder's guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

          (b) InterVivos Transfer to Certain Family Members. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners, a corporation in which members of the Option Holder's immediate family are the only shareholders, a limited liability company in which members of the Option Holder's immediate family are the only members, or any other entity which is solely owned by members of the Option Holder's immediate family (the "InterVivos Transferee"). Immediate family means the Option Holder and the Option Holder's spouse, issue (by birth or adoption), stepchild, grandchild, parents, stepparents, grandparents, siblings (including half brothers and sisters and adopted siblings) nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Committee may require the Option Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 17.2 unless the agreement referred to in the preceding sentence specifically provides otherwise.

          (c) No Transfer of ISOs. During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

          (d) No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above.

     7.5 Stockholder Privileges. No Option Holder shall have any rights as a stockholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

                                  ARTICLE VIII

                            RESTRICTED STOCK AWARDS

     8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

     8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment for the Company, for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by the Participant shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of each Award to the total number of months of employment required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. If a Participant's employment terminates for any other reason, any Restricted Stock Awards as to which the period for which employment is required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

     8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this
Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 13.2.

     8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

          (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

          (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   ARTICLE IX

                                  STOCK UNITS

     A Participant may be granted a number of Stock Units determined by the Committee. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

                                   ARTICLE X

                           STOCK APPRECIATION RIGHTS

     10.1 Persons Eligible. The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees.

     10.2 Terms of Grant. The Committee shall determine at the time of the grant of a Stock Appreciation Right the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right.

     10.3 Exercise. A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to the Company, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to the Company, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, the Company shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date the Company receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date." The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of the Company within 30 days following delivery of such notice.

     10.4 Number of Shares or Amount of Cash. Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of the Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

     10.5 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

     10.6 Termination of Employment. Upon the termination of the employment of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of employment, as are specified in
Section 7.2(d) with respect to Options.

                                   ARTICLE XI

                                 STOCK BONUSES

     The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

                                  ARTICLE XII

                           OTHER COMMON STOCK GRANTS

     From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                                  ARTICLE XIII

                             RIGHTS OF PARTICIPANTS

     13.1 Employment. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

     13.2 Nontransferability of Awards Other Than Options. Except as provided otherwise at the time of grant or thereafter, no right or interest of any Participant in a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units shall, to the extent provided in Articles VII, VIII, IX, X and XI, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

     13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

                                  ARTICLE XIV

                              GENERAL RESTRICTIONS

     14.1 Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising or receiving such Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

     14.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

     14.3 Changes in Accounting Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Awards as to which the applicable employment or other requirements have not been satisfied.

                                   ARTICLE XV

                            OTHER EMPLOYEE BENEFITS

     The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

                                  ARTICLE XVI

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Committee may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

     No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant holding such Award.

                                  ARTICLE XVII

                                  WITHHOLDING

     17.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

     17.2 Withholding With Stock. At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market

Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

          (a) All elections must be made prior to the Tax Date.

          (b) All elections shall be irrevocable.

          (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                                 ARTICLE XVIII

                              REQUIREMENTS OF LAW

     18.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     18.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule.

     18.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                  ARTICLE XIX

                              STOCKHOLDER APPROVAL

     The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan. No Awards shall be granted under the Plan prior to approval of the Plan by the Company's stockholders.

                                   ARTICLE XX

                              DURATION OF THE PLAN

     Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on March 26, 2011 and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

                                            M.D.C. HOLDINGS, INC.
                                            a Delaware corporation

                                            By:
                                              ----------------------------------

Dated: March 26, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                       EXHIBIT C

                             M.D.C. HOLDINGS, INC.

                               STOCK OPTION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

                            EFFECTIVE MARCH 26, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
PURPOSES..........................................................   C-1
ARTICLE I -- GENERAL..............................................   C-1
  1.1   Definitions...............................................   C-1
  1.2   Nature of Options.........................................   C-1
ARTICLE II -- PLAN ADMINISTRATION.................................   C-1
  2.1   Duties and Powers of Board................................   C-1
  2.2   Professional Assistance and Good Faith Actions............   C-1
ARTICLE III -- OPTIONS............................................   C-2
  3.1   Eligibility...............................................   C-2
  3.2   Grant.....................................................   C-2
  3.3   Terms.....................................................   C-2
ARTICLE IV -- STOCK SUBJECT TO THE PLAN...........................   C-4
  4.1   Number of Shares..........................................   C-4
  4.2   Unused and Forfeited Stock................................   C-4
  4.3   Adjustments for Stock Split, Stock Dividends, Etc.........   C-4
  4.4   Dividend Payable in Stock of Another Corporation, Etc.....   C-4
  4.5   Other Changes in Stock....................................   C-4
  4.6   Rights to Subscribe.......................................   C-5
  4.7   General Adjustment Rules..................................   C-5
  4.8   Determination by the Board, Etc...........................   C-5
ARTICLE V -- CORPORATE REORGANIZATION; CHANGE OF CONTROL..........   C-5
  5.1   Adjustment of Options.....................................   C-5
  5.2   Assumption or Substitution of Options.....................   C-5
  5.3   Corporate Transaction.....................................   C-5
  5.4   Deductibility under Code sec. 280G........................   C-6
ARTICLE VI -- GENERAL PROVISIONS..................................   C-6
  6.1   Stockholder Approval......................................   C-6
  6.2   Termination of Plan.......................................   C-6
  6.3   Amendments, Etc...........................................   C-7
  6.4   Treatment of Proceeds.....................................   C-7
  6.5   Fair Market Value.........................................   C-7
  6.6   Rights as Stockholders....................................   C-7
  6.7   Conditions to Issuance of Stock Certificates..............   C-7
  6.8   No Right to Continued Membership on Board.................   C-7
  6.9   No Assignment.............................................   C-7
  6.10  Tax Withholding...........................................   C-7
  6.11  Section Headings..........................................   C-8
  6.12  Severability..............................................   C-8
  6.13  Rule 16b-3................................................   C-8

                             M.D.C. HOLDINGS, INC.

                               STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

     The board of directors of M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), establishes the M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors (the "Plan"), effective March 26, 2001 (the "Effective Date").

                                    PURPOSES

     The purposes of the Plan are to provide certain directors of the Company who are not also employees of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options ("Options") to purchase shares of the $0.01 par value common stock (the "Stock") of the Company upon the terms and conditions described below.

                                   ARTICLE I

                                    GENERAL

     1.1 Definitions. For purposes of the Plan and as used herein, a "non-employee director" is an individual who (a) is a member of the Board of Directors of the Company (the "Board") and (b) is not an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). A non-employee director to whom an Option is granted is referred to herein as a "Holder."

     1.2 Nature of Options. The Options granted hereunder shall be options that do not satisfy the requirements of section 422 of the Code.

                                   ARTICLE II

                              PLAN ADMINISTRATION

     2.1 Duties and Powers of Board. The Plan shall be administered by the Board. The Board shall conduct the general administration of the Plan in accordance with its provisions. The Board's duties and powers shall include, but not be limited to, the power to interpret the Plan and the Stock Option Agreements, to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement, to determine the rights of all non-employee directors and other interested persons hereunder, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

     2.2 Professional Assistance and Good Faith Actions. All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all non-employee directors, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE III

                                    OPTIONS

     3.1 Eligibility. The non-employee directors on the Effective Date and each non-employee director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 3.2 on the terms and conditions herein described.

     3.2 Grant. Grants of Options under the Plan may not be made prior to the approval of the Plan by the Company's stockholders pursuant to Section 6.1. Subject to stockholder approval of the Plan, on the first day of each October during the term of this Plan, each non-employee director shall be granted an Option to purchase 25,000 shares of Stock.

     3.3 Terms. As soon as possible after a non-employee director becomes entitled to the grant of an Option under Section 3.2, the Secretary of the Company shall issue such Option and shall cause to be executed a Stock Option Agreement for the number of Options granted, which shall be executed by such non-employee director and an authorized officer of the Company. In the event of any inconsistency between the provisions of the Plan and any Stock Option Agreement entered into hereunder, the provisions of the Plan shall govern. Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

          (a) Number. Each non-employee director shall receive under the Plan Options to purchase the number of shares of Stock specified in Section 3.2, subject to adjustment as provided in Article IV.

          (b) Price. The price at which each share of Stock covered by an Option may be purchased by each non-employee director shall be the Fair Market Value (as defined in Section 6.5) of the Stock on the date of grant, subject to adjustment as provided in Article IV.

          (c) Duration of Options. The period within which each Option may be exercised shall expire ten years from the date the Option is granted (the "Option Period"), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

          (d) Termination of Option Prior to End of Option Period. The Option shall terminate prior to the end of the Option Period in the following circumstances:

             (i) If the Holder is removed as a director of the Company during the Option Period for cause (as determined by the Board in its absolute discretion), the Option shall be void thereafter for all purposes.

             (ii) If the Holder dies during the Option Period while serving as a director, the Option may exercised by those empowered to do so under the Holder's will or by the then applicable laws of descent and distribution within twelve months following the Holder's death (if otherwise within the Option Period), but not thereafter.

          (e) Transferability.

             (i) General Rule: No Lifetime Transfers. Each Option granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder's lifetime only by the Holder or, in the event of disability or incapacity, by the Holder's guardian or legal representative. The Holder's guardian or legal representative shall have all of the rights of the Holder under this Plan.

             (ii) InterVivos Transfer to Certain Family Members. The Board may, however, provide at the time of grant or thereafter that the Holder may transfer an Option to a member of the Holder's immediate family, a trust of which members of the Holder's immediate family are the only beneficiaries, a partnership of which members of the Holder's immediate family or trusts for the sole benefit of the Holder's immediate family are the only partners, a corporation in which members of the Holder's immediate family are the only shareholders, a limited liability company in which members of the Holder's immediate family are the only members, or any other entity which is solely owned by members of the Holder's immediate family (the "InterVivos Transferee"). Immediate family means the Holder and the Holder's spouse, issue (by birth or adoption), stepchild, grandchild, parents, stepparents, grandparents, siblings (including half brothers and sisters and adopted siblings) nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. No transfer shall be effective unless the Holder shall have notified the Board of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Board. The InterVivos Transferee shall be subject to all of the terms of this Plan and the Option Agreement, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Board may require the Holder and the InterVivos Transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of any required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Holder, together with such other terms and conditions as may be specified by the Board. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Holder under this Plan; provided that the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 6.10 unless the agreement referred to in the preceding sentence specifically provides otherwise.

          (f) Exercise, Payments, etc.

             (i) The method of exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 3.3(f)(ii) or a combination thereof. The Option shall be exercised when the purchase price is paid in full. If the purchase price is paid by means of a broker's transaction (also known as a "cashless exercise" or "same-day sale" transaction) as described in clause (C) of Section 3.3(f)(ii), in whole or in part, the closing of the purchase of the Stock under the Option shall take place on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the purchase price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company may deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

             (ii) The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder:
        (A) cash, or (B) certified, cashier's or check acceptable to the Company, payable to the order of the Company; or (C) delivery to the Company of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price of the Stock; or (D) delivery to the Company of a promissory note (to the extent permissible under applicable state corporate law), which shall be in a principal amount equal to the purchase price, which shall be full recourse and secured by all or a portion of the Stock acquired pursuant to the exercise of the Option, which shall bear interest at a rate determined by the Board (but not lower than the rate required to avoid the imputation of interest under the Code), which shall provide for level quarterly payments of principal and interest over its tenure, which shall become payable in full upon the first to occur of the fifth anniversary of the date the Option is exercised or the failure to pay any payment of principal and interest within five days after it is due, and which shall contain such other terms and conditions including the provision of security in addition to the Stock that the Company, in its sole discretion, deems necessary or appropriate; or (E) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company. No Option may be exercised by delivery to the Company of certificates representing Stock that has been held by the Holder for less than six months or such other period as shall be sufficient for the Company to avoid, if possible, the recognition of expense with respect to the Option for accounting purposes.

          (g) Commencement of Exercisability. Each Option shall become exercisable at any time after the Option is granted.

          (h) Compliance with Certain Company Policies. The Holder shall comply at all times with the Company's policy on trading securities of the Company as such policy is in effect from time to time.

                                   ARTICLE IV

                           STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares. A total of 500,000 shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. This authorization shall be increased automatically on each succeeding annual anniversary of the adoption of the Plan by the Board by an amount equal to 10% of the then authorized shares under the Plan. This authorization may be further increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, such shareholder approval is required. Shares of Stock that may be issued upon the exercise of Options shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2 Unused and Forfeited Stock. Any shares of Stock that are subject to an Option under this Plan that are not used because the terms and conditions of the Option are not met, including any shares that are subject to an Option that expires or is terminated for any reason shall automatically become available for use under the Plan. Any shares of Stock that are used to pay the Option Price shall not become available for the grant of Options under the Plan.

     4.3 Adjustments for Stock Split, Stock Dividends, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options may be granted under the Plan; and (ii) the shares of Stock then subject to each outstanding Option.

     4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution to the holders of Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Holder then holding an Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Holder in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property that have been set aside by the Company in accordance with this Section are not delivered to a Holder because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

     4.5 Other Changes in Stock. If there shall be any change, other than as specified in Sections 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Board shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, then such adjustments shall be made by the Board and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

     4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then subject to an Option held by any Holder of the particular class of Stock involved, the Stock or other securities which the Holder would have been entitled to subscribe for if immediately prior to such grant the Holder had exercised his entire Option. If, upon exercise of any such Option, the Holder subscribes for the additional Stock or other securities, the Holder shall pay to the Company the price that is payable by the Holder for such Stock or other securities.

     4.7 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to issue a fractional share under any Option and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the purchase price with respect to each such Option shall be equitably adjusted by the Board to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

     4.8 Determination by the Board, Etc. Adjustments under this Article IV shall be made by the Board, whose determinations with regard thereto shall be final and binding.

                                   ARTICLE V

                  CORPORATE REORGANIZATION; CHANGE OF CONTROL

     5.1 Adjustment of Options. Upon the occurrence of a Corporate Transaction (as defined in Section 5.3), the Board shall take any one or more of the following actions with respect to outstanding Options:

          (a) Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise have been satisfied;

          (b) Provide for the assumption or substitution of any or all Options as described in Section 5.2;

          (c) Make any other provision for outstanding Options as the Board deems appropriate.

The Board may provide that any Options that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing. Alternatively, the Board may provide that any Options that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the non-employee director holding such cancelled Option shall receive in exchange therefore a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction less the per share exercise price set forth in the non-employee directors' Option, multiplied by the number of shares of Stock purchasable under the Option; or (b) the fair market value, as determined by the Board in its sole discretion, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, less the exercise price set forth in the non-employee directors' Option, multiplied by the number of shares of Stock purchasable under the Option. The Board need not take the same action with respect to all outstanding Options or to all outstanding Options of the same type.

     5.2 Assumption or Substitution of Options. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options.

     5.3 Corporate Transaction. A Corporate Transaction shall include the following:

          (a) Merger; Reorganization: the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

          (b) Sale: the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

          (c) Liquidation:  the dissolution or liquidation of the Company;

          (d) Change in Control: A "Change in Control" shall be deemed to have occurred if:

             (i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") disclosing that any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, is the beneficial owner, directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company;

             (ii) any person (within the meaning of Section 13(d) of the Exchange Act), other than the Company (or one of the subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), or any director of the Company, or an affiliate of such director, shall purchase securities, pursuant to a tender offer or exchange offer to acquire any common stock of the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the combined voting power of the then-outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Exchange Act, in the case of rights to acquire common stock);

             (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, or (2) pursuant to which shares of common stock of the Company would be converted into cash, securities or other property, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or

             (iv) there shall have been a change in a majority of the members of the Board within a twelve month period, unless the election or nomination for election by the Company's stockholders of each new director during such twelve month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such twelve month period; or

          (e) Other Transactions: any other transaction that the Board determines by resolution to be a Corporate Transaction.

     5.4  Deductibility under Code sec. 280G.  Notwithstanding the provisions of
Section 5.1, Options that are not otherwise exercisable at the time of a Corporate Transaction shall only become exercisable as described in Section 5.1 or cancelled and settled for cash or other consideration as permitted under
Section 5.1 to the extent such exercise and issuance of shares of Stock or payment with respect to a particular non-employee director continues to be deductible by the Company pursuant to Code sec. 280G.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Stockholder Approval. The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan. No Options shall be granted under the Plan prior to approval of the Plan by the Company's stockholders.

     6.2 Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Options shall be granted under the Plan, but Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

     6.3 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension, or termination shall impair any Option theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Company shall obtain the approval of shareholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act (or any successor applicable rule) or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company's securities are quoted or listed for trading.

     6.4 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

     6.5 Fair Market Value. means, as of a given date, (i) the closing price of a share of Stock on the principal stock exchange on which shares of Stock are then trading, if any (or as reported on any composite index that includes such principal exchange) on the trading day previous to such date, or if shares of Stock were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a Share shall be determined by the Board acting in good faith. If, upon exercise of an Option, the exercise price is paid by a broker's transaction (also known as a "cashless exercise" or same-day sale" transaction) as provided in clause (C) of Section 3.3(f)(ii), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

     6.6 Rights as Stockholders. The Holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company with respect to any shares of Stock purchasable upon the exercise of any part of an Option unless and until certificates representing such shares of Stock have been issued by the Company to such Holders.

     6.7  Conditions to Issuance of Stock Certificates.

          (a) Stock shall not be issued with respect to an Option granted hereunder unless the exercise of such Option and the issuance and delivery of shares of Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the Company's state of incorporation, the Securities Act of 1933, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of the Company's counsel with respect to such compliance.

          (b) The Plan, the grant and exercise of an Option to purchase shares of Stock hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.

     6.8 No Right to Continued Membership on Board. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any non-employee director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove any non-employee director at any time for any reason whatsoever, with or without cause.

     6.9 No Assignment. Except as set forth in Section 3.3(e), no right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

     6.10 Tax Withholding. The Company shall be entitled to require payment or deduction from other compensation payable to each non-employee director of any sums required by federal, state or local tax laws to be withheld with respect to any Option. The Board may in its discretion allow such non-employee director to elect to have the Company withhold shares of Stock (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. If the Director elects to advance such sums directly, written notice of that election shall be delivered on or prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment by check of such sums for taxes shall be delivered within two days after the date of exercise. If, as allowed by the Board, the Director elects to have the Company withhold shares of Stock (or allow the return of shares of Stock) having a Fair Market Value equal to sums required to be withheld, the value of the shares of Stock to be withheld (or returned, as the case may be) will be equal to the Fair Market Value of such shares on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Elections by such persons to have shares of Stock withheld for this purpose will be subject to the following restrictions: (1) the election must be made on or prior to the Tax Date, (2) the election must be irrevocable, (3) the election shall be subject to the disapproval of the Board, and (4) the election shall be subject to such additional restrictions as the Board may impose in an effort to secure the benefits of any regulations under Section 16 of the Exchange Act. The Board shall not be obligated to issue shares and/or distribute cash to any person upon exercise of any Option until such payment has been received or shares have been so withheld, unless withholding (or offset against a cash payment) as of or prior to the date of such exercise is sufficient to cover all such sums due or which may be due with respect to such exercise.

     6.11 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

     6.12 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

     6.13 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b-3 under the Exchange Act and any successor applicable rule so that grants under the Plan will satisfy the requirements of Rule 16b-3 under the Exchange Act. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or shareholders.

                                            M.D.C. HOLDINGS, INC.,
                                            a Delaware corporation

                                            By:
                                              ----------------------------------

Date: March 26, 2001

                              M.D.C. HOLDINGS, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              PROXY FOR ANNUAL MEETING OF SHAREOWNERS MAY 21, 2001

         The undersigned hereby appoints PARIS G. REECE III. and MICHAEL TOUFF, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and resubstitution, to attend the 2001 Annual Meeting of Shareowners and any adjournments or postponements thereof (the "Meeting") and to vote as designated below, all the shares of Common Stock of M.D.C. HOLDINGS, INC. held of record by the undersigned on March 26, 2001. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

[X]    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. BUCHWALD AND MIZEL AND FOR APPROVAL OF THE M.D.C. HOLDINGS, INC. 2001 EQUITY INCENTIVE PLAN AND THE M.D.C. HOLDINGS, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

1.     ELECTION OF DIRECTORS

       NOMINEES: Herbert T. Buchwald and Larry A. Mizel
                        [ ]  FOR          [ ]  WITHHELD
                        FOR, except vote withheld from the following nominee(s):
                        [ ]
                           -----------------------------------------------------

         PLEASE SPECIFY YOUR CHOICE BY CLEARLY MARKING THE APPROPRIATE BOX. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ITEMS 1., 2., AND 3.

            (continued and to be signed and dated on the other side)

2.     APPROVAL OF THE M.D.C. HOLDINGS, INC. 2001 EQUITY INCENTIVE PLAN.
                   [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN

3. APPROVAL OF THE M.D.C. HOLDINGS, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.
                   [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN


         Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

                              Signature(s):
                                           -------------------------------------

                              Date:
                                   ---------------------------------------------

                              Signature(s):
                                           -------------------------------------

                              Date:
                                   ---------------------------------------------